SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                        First Chester County Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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|_|  Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

[Graphic Omitted] NOTICE OF ANNUAL SHAREHOLDERS' MEETING

Dear Shareholder,

On behalf of the Board of Directors, we are pleased to enclose our 2006 Annual Highlights, which includes our Annual Report on Form 10-K, and Proxy Statement.

The Proxy Statement describes the matters to be acted upon at our Annual Meeting which include:

1. The election of five Class II directors; and
2. The transaction of such other business as may properly come before the Annual Meeting.

Your vote is very important. We encourage you to read this Proxy Statement and send in your proxy card as soon as possible.

Please plan to attend our Annual Meeting and luncheon to be held on Tuesday, April 17 beginning at 10:30 a.m. -- once again at Penn State Great Valley, just off Routes 202 and 29 in Malvern. A Luncheon will follow the meeting at the Great Valley Desmond. Directions to Penn State Great Valley and The Desmond are enclosed.

Please RSVP by mailing the enclosed postage prepaid postcard by April 9, 2007. If you prefer, you may call my assistant, Julia Ohrwaschel, at 484-881-4101 or reply by e-mail to julia.ohrwaschel@1nbank.com with confirmation of your attendance.

Thank you for your continued support. We look forward to seeing you at the Annual Meeting and luncheon on April 17.

Best regards,


/s/ John A. Featherman

John A. Featherman, III
Chairman and CEO

Shareholders attending the annual meeting are invited to have lunch with us. Please indicate your plans to attend the annual meeting and lunch below and return this card to First Chester County Corporation by April 9, 2007.

         I/we plan to attend the annual meeting and lunch
         I/we plan to attend the annual meeting only


---------------------------
Printed name of shareholder
                                               [First Chester County Corporation
                                               logo omitted].
---------------------------
Printed name of shareholder

Return this portion to First Chester County Corporation by April 9, 2007

[On Left Margin: Annual Shareholders' Meeting/Tuesday, April 17, 2007 10:30 a.m. /Penn State Great Valley Safeguard Scientific Building Musser
Auditorium/Lunch immediately following at The Desmond Great Valley/(Detailed directions can be found on back cover.)]

[Inside Front Cover of Proxy: Postcard]

[Bold/In Box]:    BUSINESS REPLY MAIL
  [smaller]       FIRST CLASS MAIL      PERMIT NO. 181      WEST CHESTER, PA

  [Not In Box]:
  [smaller] POSTAGE WILL BE PAID BY ADDRESSEE

  [smaller] ATTN: JULIA OHRWASCHEL, EXECUTIVE OFFICE

            FIRST CHESTER COUNTY CORPORATION
            P.O. BOX 523
            WEST CHESTER PA  19381-0523


[Upper Right Hand Corner of Postcard Centered in Small Box]:

NO POSTAGE
NECESSARY
IF MAILED
IN THE
UNITED STATES

                        FIRST CHESTER COUNTY CORPORATION
                               9 North High Street
                        West Chester, Pennsylvania 19380

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD 10:30 A.M., April 17, 2007


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Chester County Corporation (the "Corporation") will be held on Tuesday, April 17, 2007, at 10:30 a.m., in the Musser Auditorium at Penn State Great Valley, 30 East Swedesford Road, Malvern, Pennsylvania, for consideration of and action by the holders of the Corporation's common stock ("Common Stock") upon the following matters:

      1. The election of five Class II directors, with each director to serve until the 2010 Annual Meeting of Shareholders and until the election and qualification of his or her respective successor; and

      2. The transaction of such other business as may properly come before the Annual Meeting and any adjournment thereof, including matters incident to the conduct of the Annual Meeting.

      The Board of Directors has fixed the close of business on March 2, 2007, as the record date for the determination of holders of stock of the Corporation entitled to notice of, and to vote at, the Annual Meeting. The Corporation's Annual Report to Shareholders for the year ended December 31, 2006, accompanies this Notice and Proxy Statement.

      The Board of Directors hopes that you will attend the Annual Meeting in person. Whether or not you plan to attend, please sign, date and return the enclosed proxy card to assure that your shares are represented at the Annual Meeting. Returning your proxy card does not deprive you of your right to attend the Annual Meeting and vote your shares in person.


                                              By Order of the Board of Directors


                                              /s/ John B. Waldron

                                              John B. Waldron
                                              Secretary

West Chester, Pennsylvania
March 7, 2007

                        FIRST CHESTER COUNTY CORPORATION
                               9 North High Street
                        West Chester, Pennsylvania 19380
                       ___________________________________

                                 PROXY STATEMENT

      This Proxy Statement is furnished and is being mailed with the accompanying proxy card on or about March 17, 2007, in connection with the solicitation of proxies by the Board of Directors of First Chester County Corporation (the "Corporation") to be voted at the Annual Meeting of Shareholders and at any adjournment thereof, for the purposes stated in the Notice of Annual Meeting of Shareholders and discussed more fully in this Proxy Statement. The Annual Meeting will be held on Tuesday, April 17, 2007, at 10:30 a.m., in the Musser Auditorium at Penn State Great Valley, 30 East Swedesford Road, Malvern, Pennsylvania.

      Any person giving a proxy has the power to revoke it at any time before its exercise by a later dated proxy, delivery of a written revocation to the Secretary of the Corporation, or attendance at the Annual Meeting and voting in person, after delivery to the Secretary of a written revocation of any prior proxies. In the absence of contrary instructions, properly executed proxies, received and unrevoked, will be voted by the persons named in the proxy: (i) "FOR" the election of each of the five Class II directors nominated by the Board of Directors, and (ii) in their discretion, with respect to such other business as may properly come before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. The Corporation knows of no such other business as of the date of this Proxy Statement.

      The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or other means of communication by the Corporation's directors, officers and employees.

                      VOTING SECURITIES OF THE CORPORATION

      Only shareholders of record at the close of business on March 2, 2007 (the "record date") are entitled to notice of, and to vote at, the Annual Meeting. As of February 28, 2007, there were 5,135,167 shares of Common Stock outstanding and entitled to vote at the meeting, each entitled to one vote per share, without cumulative voting. The holders of a majority of the outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a broker holds shares of Common Stock in street name for the benefit of any of its customers, and returns a signed proxy for such shares, the shares represented by such proxy will be considered present at the Annual Meeting and will be counted towards a quorum.

      As of February 28, 2007, the Wealth Management Division of First National Bank of Chester County (the "Bank"), a wholly-owned subsidiary of the Corporation, held 525,673 shares of Common Stock, representing 10.24% of the total outstanding shares of the Corporation's Common Stock. Of these shares, 91,606 shares (1.78% of the total outstanding shares) are held in accounts where the Bank is sole trustee or executor and may not be voted by the Bank's Wealth Management Division in the election of directors. The shares may be voted by the Bank, however, in its capacity as trustee or executor on other matters. The remaining 434,067 shares of Common Stock (8.45% of the total outstanding shares) are held in accounts where the Bank is co-trustee, agent or custodian, and these shares may not be voted by the Bank without the authorization of the other co-trustee, agent or custodian.

                                 STOCK OWNERSHIP

      The following table sets forth, as of February 28, 2007, unless otherwise noted, the number and percentage of shares of Common Stock which, according to information supplied to the Corporation, are beneficially owned by: (i) each of the Named Executive Officers (as defined in the section of this Proxy Statement entitled "Executive Compensation"), (ii) each of the directors and the nominees for director of the Corporation, (iii) each holder who is the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock (other than the Wealth Management Division of the Bank whose holdings are described in the section of this Proxy Statement entitled "Voting Securities of the Corporation"), and (iv) all current directors and executive officers of the Corporation as a group. An asterisk (*) appears beside the names of the persons nominated and proposed for re-election at the Annual Meeting as Class II directors.

NAMED EXECUTIVE OFFICERS                              Number of Shares(1)(2)    Percentage(3)
------------------------                              ----------------------    -------------
John A. Featherman, III                                       75,919(4)             1.47%
Kevin C. Quinn                                                49,233(5)               --
John E. Balzarini                                              3,801(6)               --
Deborah R. Pierce                                                 20(7)               --
Michelle E. Venema                                             6,309(8)               --

CLASS I DIRECTORS (TERM EXPIRING IN 2009)
-----------------------------------------

John J. Ciccarone                                            218,271(9)             4.25%
Clifford E. DeBaptiste                                       152,549(10)            2.96%
Lynn Marie Johnson-Porter                                         51(11)              --
John B. Waldron                                               15,224(12)              --

CLASS II DIRECTORS (TERM EXPIRING IN 2007)
------------------------------------------
*Brian K. Campbell                                            13,450(13)              --
*M. Robert Clarke                                             25,300(14)              --
*Matthew S. Naylor                                             1,000(15)              --
*David L. Peirce                                              40,975(16)              --
*Kevin C. Quinn                                               49,233(5)               --

CLASS III DIRECTORS (TERM EXPIRING IN 2008)
-------------------------------------------
John A. Featherman, III                                       75,919(4)             1.47%
John S. Halsted                                               27,377(17)              --
J. Carol Hanson                                               22,165(18)              --
Edward A. Leo                                                  5,100(19)              --

BENEFICIAL OWNERS
-----------------
Jane C. and Lawrence E. MacElree                             288,114(20)            5.61%
7080 Goshen Road
Newtown Square, PA 19073

Banc Fund V, L.P., et al.                                    460,965(21)            8.98%
208 South LaSalle Street
Chicago, Illinois 60604

All directors and executive officers                         709,158(22)           13.29%
as a group (24 persons)


(1) Shares of Common Stock which are held in the Corporation's retirement savings plan (the "Retirement Savings Plan") are reported as of February 28, 2007, the most recent date for which such information is available. The voting of shares held in the Retirement Savings Plan may be directed by the person for whose account such shares are held.

(2) Totals include shares that may be acquired within sixty days after February 28, 2007 ("Option Shares") through the exercise of stock options.

(3) Percentages are omitted for those owning less than one percent of the shares of Common Stock outstanding.

(4) Mr. Featherman has sole voting and investment power of 41,029 shares, including 22,150 shares held in an IRA account. Mr. Featherman shares, with his wife, voting and investment power of 8,503 shares. Mr. Featherman's wife has sole voting and investment power of 2,571 shares. Total includes 2,916 shares held in the Retirement Savings Plan and 20,900 Option Shares.

(5) Mr. Quinn has sole voting and investment power of 2,400 shares, including 2,000 shares held in an IRA account. Mr. Quinn shares, with his wife, voting and investment power of 322 shares. Mr. Quinn's wife holds 2,140 shares in a retirement plan. Mr. Quinn shares, with his mother, voting and investment power of 220 shares. Total includes 5,101 shares held in the Retirement Savings Plan and 39,050 Option Shares.

(6) Mr. Balzarini has sole voting and investment power of 2,600 shares. Total includes 1,201 shares held in the Retirement Savings Plan.

(7)   Total consists of 20 shares held in the Retirement Savings Plan.

(8) Ms. Venema has sole voting and investment power of 1,246 shares. Ms. Venema's mother has sole voting and investment power of 1,771 shares. Total includes 1,092 shares held in the Retirement Savings Plan and 2,200 Option Shares.

(9)   Mr. Ciccarone has sole voting and investment power of 218,271 shares.

(10) Mr. DeBaptiste has sole voting and investment power of 133,849 shares. Total includes 18,700 Option Shares.

(11) Ms. Johnson-Porter shares, with her mother, voting and investment power of 51 shares.

(12) Mr. Waldron has sole voting and investment power of 220 shares. Mr. Waldron shares, with his wife, voting and investment power of 9,504 shares. Total includes 5,500 Option Shares.

(13)  Mr. Campbell has sole voting and investment power of 13,450 shares.

(14) Mr. Clarke shares, with his wife, voting and investment power of 6,600 shares. Total includes 18,700 Option Shares.

(15)  Mr. Naylor has sole voting and investment power of 1,000 shares.

(16) Mr. Peirce has sole voting and investment power of 22,275 shares, including 2,200 shares held in an IRA account. Total includes 18,700 Option Shares.

(17) Mr. Halsted has sole voting and investment power of 8,117 shares. Mr. Halsted's wife has sole voting and investment power of 560 shares. Total includes 18,700 Option Shares.

(18) Ms. Hanson has sole voting and investment power of 3,465 shares. Total includes 18,700 Option Shares.

(19)  Mr. Leo has sole voting and investment power of 5,100 shares.

(20) Mrs. MacElree has sole voting and investment power of 230,404 shares. Mr. MacElree has sole voting and investment power of 57,710 shares. Mrs. MacElree disclaims that she is the beneficial owner of any shares owned by Mr. MacElree, and Mr. MacElree disclaims that he is the beneficial owner of any shares owned by Mrs. MacElree.

(21) According to a Schedule 13G/A jointly filed with the SEC on February 13, 2007 by Bank Fund V L.P. ("BF V"), an Illinois Limited Partnership, Banc Fund VI L.P. ("BF VI"), an Illinois Limited Partnership, and Banc Fund VII L.P. ("BF VII"), an Illinois limited partnership (collectively, the "Reporting Persons"), the Reporting Persons beneficially owned, in the aggregate, 460,965 shares at December 31, 2006. The general partner of BF V is MidBanc V L.P. ("MidBanc V"), whose principal business is to be a general partner of BF V. The general partner of BF VI is MidBanc VI L.P. ("MidBanc VI"), whose principal business is to be a general partner of BF
      VI. The general partner of BF VII is MidBanc VII L.P. ("MidBanc VII"), whose principal business is to be a general partner of BF VII. MidBanc V, MidBanc VI, and MidBanc VII are Illinois limited partnerships. The general partner of MidBanc V, MidBanc VI, and MidBanc VII (the "Partnership entities") is the Banc Funds Company, L.L.C. ("TBFC"), whose principal business is to be a general partner of MidBanc V, MidBanc VI, and MidBanc
      VII. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF V, BF VI, and BF VII since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities. Mr. Moore is also the controlling member of TBFC, and therefore controls each of the Partnership entities directly and indirectly controlled by TBFC.

(22) Of the total shares beneficially owned by all directors and executive officers as a group, 199,963 shares are Option Shares and 19,722 shares are held in the Retirement Savings Plan.

                GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

      There were seven meetings of the Board of Directors of the Corporation during 2006. Each incumbent director attended at least 75% of the aggregate of
(1) the total number of meetings of the Board of Directors of the Corporation held during the period in which such incumbent was a director, and (2) the total number of meetings held by all committees of the Board of Directors of the Corporation on which such incumbent served during the period in which such incumbent served as a member of such committee or committees. Each Director of the Corporation is also a Director of the Bank. All members of the Board of Directors are strongly encouraged, but not required, to attend the Corporation's annual meetings of shareholders. All Directors attended the 2006 annual meeting.

Director Independence

      The Board of Directors of the Corporation has determined that nine of its thirteen members, including two of the five nominees, are independent as defined by Rule 4200 of the NASDAQ listing standards. The directors who have been determined to be independent are Mr. Peirce, Mr. DeBaptiste, Mr. Waldron, Mr. Ciccarone, Mr. Halsted, Mr. Clarke, Ms. Hanson, Mr. Leo, and Ms. Johnson-Porter.

      In making the determinations of independence and non-independence, the Board considered certain transactions, relationships and arrangements that are described in the section of this Proxy Statement entitled "Certain Relationships and Related Transactions," as well as the following: (i) Mr. Waldron's role as an agent of Arthur Hall Insurance Group, a provider of insurance services to the Corporation and Bank, (ii) Mr. Halsted's former role as Principal, and his current role as Counsel, to Gawthrop, Greenwood & Halsted, a law firm that provides legal services to the Bank, from time to time, (iii) Mr. Naylor's role as CEO of The Elite Group of Companies, a group of businesses providing consulting and administrative services in the areas of employee benefits, payroll, human resources, retirement plans and insurance to the Bank and with whom the Bank has a joint marketing agreement, and (iv) the employment relationships the Corporation and the Bank have with Mr. Featherman and Mr. Quinn. In addition, the Board considered that some of the directors of the Corporation, as well as members of their families and companies with which they are associated, are customers of the Bank.

Committees

      The Corporation has a standing Audit Committee. The Audit Committee consists of the following members: M. Robert Clarke (Chairman), Clifford E. DeBaptiste, David L. Peirce, J. Carol Hanson, and Edward A. Leo. In the opinion of the Board of Directors, each of the members of the Audit Committee is independent as defined by Rule 4200 of the NASDAQ listing standards (the "NASDAQ Listing Standards") as applicable to members of an audit committee. A copy of the Audit Committee Charter is not presently available on the Corporation's website; however, a copy of the Charter as last amended and restated in 2004 is attached herewith as Appendix A to this Proxy Statement. The Audit Committee is responsible for monitoring the integrity of the Corporation's financial reporting process and systems of internal controls for finance, accounting and regulatory compliance and reviewing the independence and performance of the Corporation's independent auditors and internal auditing functions, and related matters. The Audit Committee held four meetings during 2006. The Board of Directors has determined that the Audit Committee does not have an audit committee financial expert (as that term is defined in Item 407(d)(5) of Regulation S-K of the regulations promulgated by the SEC) serving on the Committee. Each member of the Audit Committee has substantial business experience that results in the individual member's financial sophistication. Consequently, the Board of Directors believes that the Directors who serve on the Audit Committee have sufficient knowledge and experience to fulfill the responsibilities of the Committee.

      The Corporation has a standing Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of the following members: John S. Halsted (Chairman), M. Robert Clarke, J. Carol Hanson, David L. Peirce and Lynn Johnson-Porter. In the opinion of the Board of Directors, each of the members of the Corporate Governance and Nominating Committee is independent as defined by the NASDAQ Listing Standards. A copy of the Corporate Governance and Nominating Committee Charter is not presently available on the Corporation's website, however, a copy of the Charter as last amended and restated in 2004 is attached herewith as Appendix B to this Proxy Statement. The principal function of the Corporate Governance and Nominating Committee with respect to nominations is to review and select candidates for nomination to the Board of Directors. The Corporate Governance and Nominating Committee is responsible for (1) identifying qualified individuals to become members of the Corporation's Board of Directors, (2) select the director nominees to be presented for election at each annual meeting of shareholders, and (3) review, evaluate and recommend changes to the Corporation's corporate governance practices. The Corporate Governance and Nominating Committee held six meetings during 2006.

      The Corporation has a standing Personnel and Compensation Committee. The Personnel and Compensation Committee consists of the following members: David L. Peirce (Chairman), Clifford E. DeBaptiste, John B. Waldron, M. Robert Clarke, and Edward A. Leo. In the opinion of the Board of Directors, each of the members of the Personnel and Compensation Committee is independent as defined by the NASDAQ Listing Standards. A copy of the Personnel and Compensation Committee Charter is not presently available on the Corporation's website; however a copy of the Charter as last amended and restated in 2007 is filed as Appendix C to this Proxy Statement. The Personnel and Compensation Committee reviews and approves the Corporation's compensation and benefit programs. The Personnel and Compensation Committee held six meetings during 2006. The Personnel and Compensation Committee is responsible for reviewing and establishing compensation arrangements for the executive officers. In connection with the Committee's review of compensation arrangements and development and assessment of changes to the executive compensation program, Mosteller & Associates, an independent compensation consultant, provided the Committee and Management with market information, analysis, and guidance. The Committee also reviews and considers a variety of other factors. (For a discussion of information requested and obtained from Mosteller, please see the section of this Proxy Statement entitled "Compensation Discussion and Analysis.") Following receipt and review of Mosteller's report, the Committee reviews the performance and determines the compensation of the Chief Executive Officer and, with the recommendation of the Chief Executive Officer, determines the compensation of the President. The Chief Executive Officer and the President make recommendations to the Committee regarding the compensation of the other executive officers.


                              ELECTION OF DIRECTORS

      The Corporation's Articles of Incorporation provide that the Board of Directors shall be divided into three classes and shall consist of not less than five nor more than 25 members, as fixed from time to time by the Board of

Directors. The Board of Directors has fixed the number of directors at thirteen, four of whom are to be Class I Directors, five of whom are to be Class II Directors and four of whom are to be Class III Directors. The Class I Directors are serving a three-year term until the 2009 Annual Meeting, the Class II Directors are serving a three-year term until the 2007 Annual Meeting, and the Class III Directors are serving a three-year term until the 2008 Annual Meeting, and, in each case, until his or her earlier resignation or removal, or until a successor has been elected and qualified.

      The Board of Directors presently consists of thirteen directors. At the Annual Meeting, five Class II directors will be elected to serve until the 2010 Annual Meeting and until their respective successors have been elected and qualified. The intention of the persons named in the proxy, unless otherwise directed, is to vote all proxies in favor of the election to the Board of Directors for the nominees listed below.

      The five nominees receiving the highest number of votes cast by the holders of the Common Stock present or represented at the Annual Meeting and entitled to vote thereat, shall be elected as Class II directors. Withheld votes will have no effect on the outcome of the vote for the election of directors. Brokers holding shares of Common Stock in street name who do not receive voting instructions from the beneficial owners of such shares may return a signed proxy for such shares and direct the voting of the shares.

      The names of the nominees for Class II directors of the Corporation, their ages and certain other information as of February 28, 2007, is set forth as follows:

Brian K. Campbell, 46, has served as a director of the Corporation and the Bank since December 2006. Mr. Campbell has served as Vice President of Beiler-Campbell Realtors, a full service real estate company of which he is also co-owner, for approximately 20 years. He is also President and owner of Cedar Knoll Builders, a construction company, and a partner of the Anvil Land Transfer Title Company.

M. Robert Clarke, 60, has served as a director of the Corporation and the Bank since 1993. Mr. Clarke is a Certified Public Accountant and has served as President of Clarke, Nicolini and Associates, Ltd. since 1987.

Matthew S. Naylor, 34, has served as a director of the Corporation and the Bank since December 2006. Mr. Naylor has served as Chief Executive Officer of the Elite Family of Companies, a group of businesses providing consulting and administrative services in the areas of employee benefits, payroll, human resources, retirement plans and insurance, since 1998.

David L. Peirce, 78, has served as a director of the Corporation since 1984 and a director of the Bank since 1973. Mr. Peirce is the former President and CEO of Denney-Reyburn Company, a paper converter company.

Kevin C. Quinn, 52, has served as a director of the Corporation and the Bank since November 2003. Mr. Quinn has served as President of the Corporation and the Bank since November 2003. Prior to serving as President of the Corporation and the Bank, Mr. Quinn had served as Chief Operating Officer of the Bank, Executive Vice President from 1998 to 2002, and as Senior Vice President-Financial Management Services Department from 1988 to 1998.

      Each of the nominees was recommended by the Corporate Governance and Nominating Committee, Chief Executive Officer, and President, and unanimously approved by the Board of Directors.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends the slate of nominees for election as Class II directors to the shareholders and recommends that the shareholders vote FOR the election of such slate of nominees as Class II directors of the Board of Directors of the Corporation.


          DESCRIPTION OF NOMINATING PROCESS AND DIRECTOR QUALIFICATIONS

      The Board of Directors has established a process that the Corporate Governance and Nominating Committee uses for identifying and evaluating nominees for director. Annually, the Corporate Governance and

Nominating Committee considers the qualifications of existing directors to stand for re-election. If the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chairman of the Board or the Chair of the Corporate Governance and Nominating Committee will initiate a search, working with staff support and seeking input from other directors and Senior Management, considering nominees previously submitted by shareholders, if any, and, if deemed necessary or appropriate, hiring a search firm. Candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, are presented to the Corporate Governance and Nominating Committee. The Chairman and at least one member of the Corporate Governance and Nominating Committee interview the prospective candidate(s). Evaluations and recommendations of the interviewers are considered by the Corporate Governance and Nominating Committee for final evaluation and recommendation to the full Board. New directors selected during 2006 were unanimously approved by the Board of Directors. The Corporate Governance and Nominating Committee evaluates all nominees for director, including nominees recommended by a shareholder, on the same basis.

      The Corporate Governance and Nominating Committee will consider director candidates recommended by the Corporation's shareholders. Pursuant to policies adopted by the Board of Directors, recommendations with regard to nominees for election to the Board of Directors at future annual meetings of shareholders may be submitted by any shareholder entitled to vote for the election of directors in writing, received by the Secretary of the Corporation at least 60 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders, or, if the Corporation did not have an annual meeting of shareholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of the Corporation which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing shareholder(s), and (vi) the number of shares of common stock owned by the proposing shareholder(s).

      The Corporation's Board of Directors has established certain qualifications for board members, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Corporate Governance and Nominating Committee may consider a variety of other qualities and skills, including (A) expertise in banking, investments and other businesses in which the Corporation and its subsidiaries may engage, (B) the ability to exercise independent decision-making, (C) the absence of conflicts of interest, (D) diversity of gender, ethnic background, and experience, (E) business development and public relations expertise, (F) leadership within the communities served by the Bank as demonstrated by employment in businesses, professional activities or non-profit services that are held in high regard within these communities, and
(G) the ability to work effectively with other directors in collectively serving the long-term interests of all shareholders. Independence, as determined in accordance with the NASDAQ Listing Standards, will be considered as a positive factor, but will not be a minimum requirement provided that the Board of Directors, after election of such candidate, would continue to be comprised of a majority of independent directors. Nominees must also meet any applicable requirements of SEC regulations, state law, and the Corporation's charter and bylaws.

                        DIRECTORS AND EXECUTIVE OFFICERS

      Set forth below are the names and ages of the directors and executive officers of the Corporation and the Bank and other biographical information:

                                    DIRECTORS

Brian K. Campbell, 46, see "Election of Directors" for additional biographical information.

M. Robert Clarke, 60, see "Election of Directors" for additional biographical information.

Matthew S. Naylor, 34, see "Election of Directors" for additional biographical information.

David L. Peirce, 78, see "Election of Directors" for additional biographical information.

Kevin C. Quinn, 52, see "Election of Directors" for additional biographical information.

John J. Ciccarone, 78, has served as a director of the Corporation and the Bank since 1987. Mr. Ciccarone has served as the President of Omega Industries, Inc., a real estate development company, since 1977.

Clifford E. DeBaptiste, 82, has served as a director of the Corporation since 1984 and a director of the Bank since 1975. Mr. DeBaptiste founded DeBaptiste Funeral Homes, Inc. in 1954 and presently serves as its Chairman, Supervisor and Director.

John A. Featherman, III, 68, has served as Chairman of the Boards of the Corporation and the Bank and Chief Executive Officer of the Corporation and the Bank since November 2003, and as a director of the Corporation and the Bank since 1985. Mr. Featherman is an attorney and was a principal of the law firm of MacElree Harvey, Ltd. from 1969 to 2004.

John S. Halsted, 73, has served as a director of the Corporation and the Bank since 1991. Mr. Halsted is an attorney, and since June 2006 has served as Counsel to the law firm of Gawthrop, Greenwood & Halsted, P.C. Mr. Halsted joined that firm in 1960. Mr. Halsted also currently serves as solicitor of Chester County.

J. Carol Hanson, 59, has served as a director of the Corporation and the Bank since 1995. Ms. Hanson has served as the Executive Director of Barclay Friends Corporation, a long term care facility, since 1991.

Lynn Marie Johnson-Porter, 45, has served as a director of the Corporation since December 2005. Ms. Johnson-Porter has served as the Vice President of Philanthropy for PresbyHomes and Services since January 2007. Prior to that, Ms. Johnson-Porter had served as the Executive Director of the Fund for West Chester University at West Chester University of PA since April 2005. Ms. Johnson-Porter had served as Director of Development, University of Pennsylvania from 2000 to 2005, Director of Development for the Greater Philadelphia Urban Affairs Coalition in 2000 and Director of Development for the Commonwealth College of Penn State University from 1997 to 2000.

Edward A. Leo, 59, has served as a director of the Corporation and the Bank since January 2005. Mr. Leo has served as the Chairman of the Board and Chief Executive Officer of Country Fresh Mushroom Co., a packer and distributor of mushrooms and mushroom products, and the Managing Member of John C. Leo & Son, LLC, a grower of fresh mushrooms, since 2000. Prior to that, Mr. Leo had held various other management and administrative positions with Country Fresh Mushrooms, John C. Leo & Sons, and Laurel Valley Farms, a producer of compost and other soil products. Mr. Leo also currently serves as a Member of the Board of the Chester County Economic Development Council.

John B. Waldron, 76, has served as a director of the Corporation since 1984 and a director of the Bank since 1981. Mr. Waldron is the former owner of John B. Waldron Insurance Agency and has served as an agent of Arthur Hall Insurance Group since the sale of the Agency to Arthur Hall Insurance Group in 1981.

                               EXECUTIVE OFFICERS

John A. Featherman, III, 68, see "Directors and Executive Officers - Directors" for additional biographical information.

Kevin C. Quinn, 52, see "Directors and Executive Officers - Directors" for additional biographical information.

John E. Balzarini, 53, has served as Treasurer and Chief Financial Officer of the Corporation and Executive Vice President-Financial Support Services and Chief Financial Officer of the Bank since June 2005. Prior to joining the Bank, Mr. Balzarini had served in various capacities with MBNA America Bank since July 1989, including, Executive Vice President and Director of Finance of a subsidiary of MBNA from December 2004 to June 2005, Director of Finance for a consumer lending subsidiary of MBNA from June 2003 to December 2004, and Executive Vice President, Director of Finance for MBNA's US Credit Card operations from June 2000 to June 2003. Prior to joining MBNA, Mr. Balzarini had served as Vice President of Finance of Equitable Bank from May 1984 to July 1989, Director of Finance of the American Bankers Association from September 1983 to May 1984, Senior Financial Analyst for the Board of Governors of the Federal Reserve System from June 1978 to September 1983 and as a Bank/Bank Holding Company Examiner for the Cleveland Federal Reserve Bank from September 1976 to June 1978.

Susan B. Bergen-Painter, 37, has served as Executive Vice President-Marketing of the Bank since May 2005. Prior to joining the Bank, Ms. Bergen-Painter served as Vice President-Director of Local Markets for Sovereign Bank since January 2005. Prior to that, Ms. Bergen-Painter served as Vice President-Director of Marketing Services of Waypoint Bank from September 2003 through its acquisition by Sovereign Bank, Senior Vice President-Director of Marketing of Sterling Financial Corporation from April 2001 to September 2003, and Vice President-Director of Marketing at Drovers Bank, from 1998 until it was acquired by Fulton Bank in 2001. Ms. Bergen-Painter holds a certificate as a Certified Financial Marketing Professional.

Clay T. Henry, 46, has served as Executive Vice President of the Wealth Management Division of the Bank (which includes the Wealth Management and Financial Advisory Services Departments) since October 2006. Prior to joining the Bank, Mr. Henry served as Executive Vice President of Millennium Wealth Management, a division of Harleysville National Bank since March 1998. Prior to that, Mr. Henry held various positions with PNC Asset Management Group, including Director of Investment Services and Marketing and Director of Strategic Planning and Acquisitions.

Deborah R. Pierce, 53, has served as Executive Vice President-Human Resources and Administration of the Bank since March 2005. Prior to joining the Bank, Ms. Pierce served as Director-Employment Practices & Legal Affairs for The Home Depot, Inc. since January 2004. Prior to that, Ms. Pierce served as a certified mediator and arbitrator in Cook County, Chicago from 2002 to 2004 and Vice President-Employment Law and Practices for Sears, Roebuck and Co. from 1999 to 2001. Prior to that, Ms. Pierce held various legal and labor-related positions with the U.S. Department of Labor, Campbell Soup Co., Continental Airlines, Inc., and E.I. Dupont de Nemours and Co.

Anthony J. Poluch, Jr., 49, has served as Executive Vice President-Business Development of the Bank since December 2005. Prior to that, Mr. Poluch served as Senior Vice President-Business Development of the Bank from 2000 to December 2005 and Vice President-Business Development of the Bank from 1993 to 2000.

Michelle E. Venema, 44, has served as Executive Vice President-Business Banking of the Bank since December 2005. Prior to that, Ms. Venema served as Senior Vice President-Commercial Lending of the Bank from September 2002 to December 2005. Prior to joining the Bank, Ms. Venema served as Vice President-Commercial Lending of Malvern Federal Savings Bank from 2001 to 2002, and Vice President-Commercial Lending of Progress Bank from 1999 to 2001. Ms. Venema had also served as Vice President-Marketing and Development of the Bank from 1997 to 1999 and Vice President-Commercial Lending of the Bank from 1987 to 1999.

Karen Walter, 41, has served as Executive Vice President-Retail Banking of the Bank since May 2005. Prior to joining the Bank, Ms. Walter served as Vice President of Retail Delivery at Diamond Credit Union since February 2005. Prior to that, Ms. Walter served as Executive Vice President, Director of Sales at Susquehanna Patriot Bank from June 2004 to November 2004, Senior Vice President, Director of Sales at Patriot Bank from March 2001 to June 2004, and Regional Vice President at Sovereign Bank from August 1997 to August 2000.

                                SENIOR MANAGEMENT

Linda M. Hicks, 53, has served as Senior Vice President, Chief Fiduciary Officer-Wealth Management Division since October 2006. Prior to that, Ms. Hicks served as Executive Vice President-Trust and Investment Services of the Bank since 2002, Senior Vice President-Financial Management Services of the Bank from 1998 to 2002 and Vice President of the Bank from 1990 to 1998.

Thomas A. Imler, 55, ChFC, CLU, has served as Senior Vice President-Business Development of the Bank since January 2005. Prior to that, Mr. Imler served as Vice President-Senior Business Development of the Bank since

March 2004. Prior to joining the Bank, Mr. Imler served as Regional Sales Manager of Talbot Financial Services from 1998 to 2004.

Richard W. Kaufmann, 59, has served as Senior Vice President-Credit Administration and Credit Policy Officer of the Bank since August 2002. Prior to that, Mr. Kaufmann served as Senior Vice President-Commercial Lending of the Bank from 1998 to 2002 and Vice President-Commercial Lending of the Bank from 1996 to 1998.

Richard D. McMullen, 53, has served as Senior Vice President-Retail Lending of the Bank since June 2006. Prior to that, Mr. McMullen served as Vice President-Loan Administration of the Bank since April 2000. Prior to joining the Bank, Mr. McMullen held various lending positions with CoreStates Financial Corporation from 1986 to 1999.

Donna J. Steigerwalt, 51, has served as Senior Vice President- Branch Administration since October 2005. Prior to joining the Bank, Ms. Steigerwalt served as Vice President-Regional Sales Manager of Susquehanna Patriot since June 2004 and Vice President-Assistant Director of Sales of Patriot Bank from March 2001 to June 2004.

Michael T. Steinberger, 48, has served as Senior Vice President-Commercial Mortgage since April 2006. Prior to that, Mr. Steinberger served as Vice President-Commercial Mortgage of the Bank since August 2001. Prior to joining the Bank, Mr. Steinberger served as Vice President of Commercial Lending with Main Street Bank from April 1999 to August 2001 and First Financial Bank from April 1998 to February 1999.

Andrew H. Stump,42, has served as Senior Vice President-Commercial Lending of the Bank since February 2005. Prior to joining the Bank, Mr. Stump served as Vice President and Manager of Commercial Lending for Malvern Federal Savings Bank since 1997. Prior to that, Mr. Stump held various lending positions with Provident Bank of Maryland from 1992 to 1997 and the First National Bank of Maryland from 1986 to 1992.

Patricia A. Travaglini, 47, has served as Senior Vice President-Residential Mortgages of the Bank since 2001. Prior to that, Ms. Travaglini served as Vice President-Residential Mortgages of the Bank from 1997 to 2001.

      There are no family relationships between any director, executive officer or person nominated or chosen by the Corporation to serve as a director or executive officer.

Code of Ethics

      The Corporation has adopted a code of ethics (as that term is defined in Item 406 of Regulation S-K of the regulations promulgated by the SEC) that applies to the principal executive officer, principal financial officer, principal accounting officer or controller and all other employees. The Corporation's code of ethics is available as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006.


                             EXECUTIVE COMPENSATION

                       COMPENSATION DISCUSSION & ANALYSIS

Overview

      The following discussion and analysis addresses the compensation program for our executive officers and, in particular, our Named Executive Officers. As defined later in this Proxy Statement under the heading "Summary Compensation Table", our Named Executive Officers consist of our Chairman and Chief Executive Officer, our President, our Chief Financial Officer, our EVP of Human Resources and Administration and our EVP of Business Banking. This discussion describes:

      o     the objectives of our executive compensation program;

      o     what the compensation program is intended to reward;

      o     all elements of compensation provided under the program;

      o     the reasons why these elements of compensation have been selected;

      o     how the amounts of each element are determined; and

      o how each element and related decisions fit into our overall compensation objectives.

Objectives of Executive Compensation Program

      The objectives of our executive compensation program are to attract and retain highly qualified executive officers and to motivate those executive officers to achieve our strategic objectives. To attain these objectives, our executive compensation program is designed to:

      o provide compensation that is competitive with that provided by comparable banks and employers;

      o reward executive officers for the positive performance of the Bank as measured by its growth and profitability; and

      o to align the interests of our executive management team with the long-term interests of our shareholders.

Compensation Committee

      The Personnel and Compensation Committee of the Board of Directors, referred to in this section as the "Compensation Committee," is charged with the responsibility of reviewing and establishing the compensation arrangements of our executive officers, including allocating such compensation among various components of compensation. Our executive officers, include the Named Executive Officers as well as our other Executive Vice Presidents and our Senior Vice Presidents. The Compensation Committee at its own initiative reviews the performance and determines the compensation of the Chief Executive Officer and, with the recommendation of the Chief Executive Officer, determines the compensation of the President. The Chief Executive Officer and the President review the performance of the other executive officers and make recommendations for their compensation to the Compensation Committee for its consideration and approval.

      The Compensation Committee has engaged Mosteller & Associates, an independent compensation consultant, to provide it with market information, analysis and guidance in the development and assessment of our executive compensation program.

Review of Total Compensation for Peer Group

      To assist us in establishing the level of total compensation that would be paid if performance goals were fully met, Mosteller & Associates, performed a study of the total compensation opportunities (base salary plus incentive compensation potential) provided to executive officers at twelve comparably sized banks or bank holding companies ($500 million to $1.5 billion in total assets) that operate in the mid-atlantic region. Those comparable companies included the following institutions: Univest Corp of PA, AmeriServe Financial, Inc., ACNB Corp., Shore Bancshares, Inc., BCSB Bankcorp, INC, Severn Bancorp, Inc, Bryn Mawr Bank Corp., Willow Financial (formerly known as Chester Valley Bancorp, Inc.), QNB Corp., Franklin Financial Services Corp., Penns Woods Bancorp, DNB Financial Corp.

      The results of this study provided information regarding the range of compensation for various positions that guided the Committee's decisions regarding compensation. The Committee also considered a number of other factors. Among the other key factors considered were, the individual performance and contribution of the individual executive officer, the cost to replace the executive officer, the scope of the executive officer's specific job responsibilities and duties, market demand for executive officers with the skill sets and experience of our executive officers, and the performance of the Bank during the years in which they have held their positions. Although we obtain competitive survey data, we do not benchmark our executive salaries to any averages or specific entity's compensation practice.

Elements of Executive Compensation

      Our executive compensation program consists of the following elements:

      o     Base salary;

      o     Annual incentive pay;

      o     Long-term, equity-based incentives;

      o     Benefits and perquisites; and

      o     Severance and change in control benefits.

      Allocations among the various elements were made based upon a variety of subjective considerations, but the adoption of the Executive Incentive Plan (described below) with both annual cash and equity-based, deferred vesting pay-outs reflects the intention to increase, over time, the emphasis on short and long-term incentive compensation.

      The following discussion explains the elements of compensation provided to our Named Executive Officers for 2006.

      Base Salary. Base salary is intended to provide executive officers with an assured level of annual cash compensation that is competitive and appropriate given each executive officer's accomplishments. Base salary decisions are based on subjective criteria including an executive officer's level of responsibility, individual performance and experience as well as a review of our peer market data.

      Annual Incentive Pay. In 2006, we provided annual cash bonus incentives to our executive officers under our Executive Incentive Plan, or EIP. The EIP was adopted in 2006 and reflects a shift from a highly discretionary bonus plan to a results based, formula driven design. The EIP was developed as a meaningful compensation tool to encourage the growth and effective management of the Bank. The primary purpose of the EIP is to:

      o motivate and reward executive officers for the positive performance of the Bank;

      o provide a form of variable compensation to executive officers which is directly tied to their individual and collective performance; and

      o to focus the executive officers' efforts on the growth and profitability of the Bank.

      Participation in the EIP is determined at the beginning of each year by the recommendation of the Chief Executive Officer and the President to the Compensation Committee. The Compensation Committee determines the participation of the Chief Executive Officer and the President each year. Generally, participants include officers at the Senior Vice President level and above.

      Annual incentive award opportunities are expressed as a percentage of base salary and are determined based on the achievement of pre-established performance goals set at the beginning of the fiscal year. Performance goals are synchronized with the long-term strategic and financial performance objectives of the Bank and the Corporation and individually tailored to each plan participant based on their relevant job responsibilities. These performance factors are quantifiable objectives consisting of threshold, target and optimum goals. Generally, the performance factors will be metrics such as return on assets, return on equity, net income, earnings per share or similar indicators. Subject to the approval of the Compensation Committee, the Chief Executive Officer recommends the performance goals for the President, and the Chief Executive Officer and the President recommend the performance goals for the other members of the executive team. The Compensation Committee sets the performance goals for the Chief Executive Officer. Cash payments are made under the EIP after the end of the fiscal year based on actual performance results as compared to the pre-established performance goals.

      For 2006, two company-wide performance measures were established with equal weighting. These factors were Return on Equity and Net Income. Each of these measures must be achieved at the threshold level as a condition to the payment of any award for 2006. The thresholds, targets and optimums for these performance criteria for 2006 were as follows:

                        Company-Wide Performance Measures

                           Threshold         Target           Optimum
      ------------------------------------------------------------------
      Net Income         $   6,901,361    $   7,032,310    $   7,292,004
      Return on Equity           11.38%           11.60%           12.03%

      The threshold, target and optimum incentive opportunities for each Named Executive Officer for 2006 based on company-wide performance measures were as follows:


                        Company-Wide Performance Measures
                            Percentage of Base Salary

         Named Executive Officer                 Threshold    Target    Optimum
      -------------------------------------------------------------------------
      John A. Featherman, III                       12%         25%       35%
      Kevin C. Quinn                                12%         25%       35%
      John E. Balzarini                              6%         12%       18%
      Deborah R. Pierce                              6%         12%       18%
      Michelle E. Venema                             6%         12%       18%


      In addition, executive officers other than the Chief Executive Officer and the President were provided an annual incentive opportunity based on functional area or individual performance objectives. The threshold, target and optimum incentive opportunities for these Named Executive Officers based on functional/individual performance measures were as follows:


                   Functional/Individual Performance Measures
                            Percentage of Base Salary

         Named Executive Officer                 Threshold    Target    Optimum
      -------------------------------------------------------------------------
      John E. Balzarini                              1%         4%        10%
      Deborah R. Pierce                              1%         4%        10%
      Michelle E. Venema                             1%         4%        10%

      Based upon the results for 2006, the following EIP payments, expressed as a percentage of base salary and in dollars, were made to each of the Named Executive Officers for fiscal year 2006 performance:

                             Aggregate EIP Payments

         Named Executive Officer          Percentage of Base    Dollar Amount of
                                                Salary              Payment
      --------------------------------------------------------------------------
      John A. Featherman, III                     32.4%            $ 110,671
      Kevin C. Quinn                              32.4%            $  83,004
      John E. Balzarini                           26.4%            $  47,893
      Deborah R. Pierce                           26.4%            $  39,683
      Michelle E. Venema                          26.4%            $  37,018

      Long Term Incentives. We provide our executive officers with long-term incentives in the form of stock-based awards to align the interests of the executive officers with those of our shareholders. Historically, the primary form of long term compensation that we awarded consisted of incentive stock options. We selected this form of compensation because of the near universal expectation by employees in our industry that they would receive stock options. Such stock options also offered favorable accounting and tax treatment to the Corporation and the executive officers. However, beginning in 2006 the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options unattractive. As a result, we assessed the desirability of granting shares of restricted stock to executive officers, and concluded that restricted stock would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution. Accordingly, the Long Term Incentive Plan portion of the EIP approved by the Board of Directors provides only for restricted stock grants, and the Committee has not sought approval to renew or amend the Corporation's 1995 Stock Option Plan. All grants of restricted stock pursuant to the Long Term Incentive Plan are subject to the terms of the Corporation's Restricted Stock Plan that was approved by the shareholders at the Corporation's 2005 Annual Meeting of Shareholders.

      No restricted stock awards were granted under the Long Term Incentive Plan during 2006. However, awards of restricted stock were granted at the beginning of 2007 to reward performance for fiscal year 2006 based on the achievement of pre-established performance goals. The performance criteria for determining the size of restricted stock awards for 2006 performance were based on Net Income for the year using the same threshold, target and optimum goals used for Net Income under the EIP. The threshold, target and optimum restricted stock award opportunities for the Named Executive Officers for 2006 performance were as follows:

                             Restricted Stock Grants
                              (In Number of Shares)

        Named Executive Officer                  Threshold   Target   Optimum
      -----------------------------------------------------------------------
      John A. Featherman, III                      2,400      2,700     3,000
      Kevin C. Quinn                               2,400      2,700     3,000
      John E. Balzarini                            1,000      1,250     1,500
      Deborah R. Pierce                            1,000      1,250     1,500
      Michelle E. Venema                           1,000      1,250     1,500

      Based on Net Income achieved for 2006, 3,000 shares of restricted stock were granted to each of the Chief Executive Officer and the President, and 1,500 shares of restricted stock were granted to each of the other Named Executive Officers on March 8, 2007. These grants of restricted stock will vest in equal annual installments on each of the first three anniversaries of the date of grant, provided the executive remains in good standing and continuously employed by the Bank on and through the vesting date. Shares of restricted stock may not be transferred by the executive until they become vested, and any unvested shares will be forfeited in the event of the executive's termination of employment. Any cash dividends declared will be paid to participants on unvested shares of restricted stock during the applicable vesting period.

      Benefits and Perquisites. Our executive officers participate in the same benefit plans on the same terms as our other employees. These plans include medical, dental, life and disability insurance coverage, as well as a 401(k) plan and a defined contribution plan. The 401(k) plan provides an employer matching contribution of 75% of the first 5% of the employee's earnings contributed to the plan subject to the maximum contribution amounts set by law. The defined contribution plan provides for a contribution by the Bank equal to 3% of the first $30,000 of salary plus 6% over $30,000, up to a maximum contribution of $11,100.

      In addition, we have adopted a supplemental benefit retirement plan ("SBRP") for our executive officers at the level of Senior Vice President or above. Pursuant to the SBRP, executive officers are credited with a benefit of 3% of their base salary each year. When we calculate targeted overall compensation for our executive officers, we factor in the benefits expected to be received under the SBRP, as well as the 401(k) plan. Additional details regarding the SBRP are provided in the Nonqualified Deferred Compensation Plan Table presented below and the discussion following that table.

      Executive officers at the level of Executive Vice President and above are also provided certain perquisites in the form of automobile allowances and, in the case of the Chief Executive Officer and the President, the use of an automobile leased by us. Additionally, we maintain a corporate membership at a local country club which is used principally for general business purposes, including entertainment of customers, prospects and referral sources and meetings of committees, management and other employees, and which provides essential interaction with members of the communities that we serve. The Chief Executive Officer and the President are permitted to use such memberships for personal use, however, any costs incurred for personal use are paid by the person who incurred such costs.

      The amount of perquisites and employer 401(k) contributions provided to the Named Executive Officers are provided in the "Other Compensation" column of the Summary Compensation Table presented below.

      Severance and Change in Control Benefits. Pursuant to individual agreements, the Named Executive Officers are entitled to receive certain benefits and payments in the event of termination of employment following a change in control, and the Chief Executive Officer and President, pursuant to their employment agreements, are entitled to certain severance benefits if terminated without cause. Through these agreements, we provide severance protection that is competitive with market practices, reflects the difficulty executive officers have in finding comparable jobs in a short time and are appropriate for the circumstances that lead to an executive's termination of employment.

      Under these agreements, payments would be triggered in the event of certain transactions that would result in a significant change in our ownership or control, but only if within the two year period following the event, the executive officer actually experiences a loss of employment, is required to relocate or experiences a significant diminution of his or her job responsibilities. The purpose of these agreements is to minimize the personal distractions key executive officers may face in negotiating transactions that may be in the best interests of shareholders but present the potential for employment loss for the executive. These change in control protections are a key component of our recruitment and retention strategies for top executive talent.

      The potential payments upon termination or change of control provided to our Named Executive Officers are described in more detail in the section entitled "Potential Payments upon Termination or Change of Control" presented below.

                    PERSONNEL & COMPENSATION COMMITTEE REPORT

      The Personnel & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based upon such review and discussion, the Personnel & Compensation Committee has recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

           Submitted by the Personnel & Compensation Committee:
           David L. Peirce, Chairman
           Clifford E. DeBaptiste
           John B. Waldron
           M. Robert Clarke
           Edward A. Leo

                           SUMMARY COMPENSATION TABLE

      The following table sets forth a summary of compensation paid or accrued by the Corporation for services rendered for the last fiscal year, to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO"), and the three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at December 31, 2006:


                                                                                            Change in
                                                                                          Pension Value
                                                                                               and
                                                                         Non-Equity        Nonqualified
       Name and                                     Stock    Option    Incentive Plan        Deferred         All Other
      Principal                 Salary    Bonus    Awards    Awards     Compensation       Compensation     Compensation
     Position(1)        Year    ($)(2)     ($)       ($)       ($)         ($)(3)        Earnings ($)(4)       ($)(5)      Total ($)
------------------------------------------------------------------------------------------------------------------------------------
John A. Featherman,     2006   $341,550     --        --        --        $ 110,671          $   278          $ 41,059     $ 493,558
III, CEO and Chairman
of the Corporation
and the Bank

Kevin C. Quinn,         2006   $256,163     --        --        --        $  83,004          $ 1,150          $ 34,543     $ 375,259
President of the
Corporation and the
Bank

John E. Balzarini,      2006   $181,125     --        --        --        $  47,893          $   160          $ 30,181     $ 259,359
CFO of the
Corporation and the
Bank

Deborah R. Pierce,      2006   $150,075     --        --        --        $  39,683          $   127          $ 27,413     $ 217,298
EVP of Human
Resources and
Administration

Michelle E. Venema,     2006   $140,539     --        --        --        $  37,018          $   380          $ 24,850     $ 202,786
EVP of Business
Banking


      (1) On October 2, 2006, the Corporation hired Clay Henry as Executive Vice President of the Trust and Investment and Wealth Advisory Services Division. Because he was employed for less than a full year, Mr. Henry is not a Named Executive Officer for the purpose of this Proxy Statement and his compensation is not included in the above Table. Mr. Henry was hired with a base salary of $185,000 and received a cash signing bonus of $32,000 (payable in installments and forfeited if Mr. Henry voluntarily terminates his employment with the Bank before completing 12 months of service) and an award of restricted stock of 1,000 shares. In connection with his employment, the Bank and Mr. Henry entered into a Separation Benefits Agreement, a copy of which is filed as an exhibit to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2006.

      (2) Amounts shown include cash compensation earned and accrued by the Named Executive Officers as well as amounts earned but deferred at the election of such officers.

      (3) Represents cash payments made in 2007 with respect to annual incentive awards earned for 2006 under the Executive Incentive Plan.

      (4) Reflects the above market portion of earnings on amounts credited to a nonqualified, supplemental retirement plan. More information regarding this nonqualified plan, including the full amount of interest credited to the account of each Named Executive Officer under the plan for 2006, is provided in the "Nonqualified Deferred Compensation Plan Table" presented below and the discussion following that table.

      (5) All other compensation consists of (i) contributions to a qualified defined contribution plan in the amount of $12,300, $12,300, $9,968, $8,105 and $7,500 for Messrs. Featherman, Quinn and Balzarini and Ms.

            Pierce and Ms. Venema, respectively; (ii) contributions to a non-qualified, supplemental retirement plan in the amount of $10,247, $7,685, $5,434, $4,502,and $4,200 for Messrs. Featherman,
            Quinn and Balzarini and Ms. Pierce and Ms. Venema, respectively;
            (iii) matching contributions to the 401(k) plan accounts in the amount of $14,493, $8,315, $6,380, $6,406, $4,750 for Messrs.
            Featherman, Quinn and Balzarini and Ms. Pierce and Ms. Venema, respectively; (iv) the cost related to the personal use of an employer-leased automobile of $2,081 and $1,720 for Messrs. Featherman and Quinn, respectively; and (v) payment of an automobile allowance in the amount of $8,400 for each of Mr. Balzarini, Ms. Pierce and Ms. Venema. As described in the Compensation Discussion & Analysis, Messrs. Featherman and Quinn may also use certain country clubs with whom the Bank holds corporate memberships for personal purposes, however, Messrs. Featherman and Quinn each pay the costs incurred for their personal use, so no incremental cost is borne by the Bank.

Employment Agreements

      Effective November 23, 2003, Messrs. Featherman and Quinn (collectively, the "Senior Executives") and the Corporation and the Bank (collectively referred to in this section as the "Corporation") entered into employment agreements. The provisions of each of the employment agreements are substantially the same except for specific items relating to the Senior Executive's positions, responsibilities, compensation and benefits. The following discussion, therefore, describes each of the agreements which are referred to as the "Senior Executive Agreements." The Senior Executive Agreements are for a period of about three years, terminating on December 31, 2006, unless terminated earlier in accordance with their terms. Each of the Senior Executive Agreements is automatically extended for a one year term, year to year, unless either party gives notice to terminate as provided therein or otherwise agree to a different termination date. Pursuant to their respective Agreements, Mr. Featherman is serving as the Chief Executive Officer of the Corporation and the Bank, and Mr. Quinn is serving as the President of the Corporation and the Bank. During the term of the Senior Executive Agreements, the Senior Executives' employment shall continue in the same positions. As compensation under the Senior Executive Agreements, the Senior Executives receive salaries and benefits as determined by the Board of Directors from time to time, but which may not be materially less than that which they received as of the date of the Senior Executive Agreements. During the term of the Senior Executive Agreements and for one year thereafter, the Senior Executive may not be employed by any other bank or financial institution doing business in Chester County, Pennsylvania, or elsewhere, unless the Agreement is terminated by the Senior Executive due to breach of the Agreement by the Corporation or if the Senior Executive's employment is terminated due to a "change of control" as defined in the Senior Executive Agreements.

      The Senior Executive Agreements provide for the payment of certain payments and benefits in the event of the Senior Executive's termination of employment under certain circumstances, including following a "change of control." These potential payments are described in more detail in the section entitled "Potential Payments upon Termination or Change of Control" presented below.

      Mr. Balzarini, Ms. Pierce and Ms. Venema do not have written employment agreements with the Bank and their employment is at will. However, the Bank and each of these Named Executive Officers have entered into a Change of Control, Non-Compete, and Non-Disclosure Agreement ("Change of Control Agreement"). Each Change of Control Agreement will continue in effect as long as the executive is actively employed by the Bank. Each Agreement provides certain payments and benefits in the event of termination of employment under certain circumstances following a "change of control." These potential payments are described in more detail in the section entitled "Potential Payments upon Termination or Change of Control".

                           Grants of Plan-Based Awards

                                                                                             All
                                                                                            Other
                                                                                            Stock    All Other
                                                                                            Awards:   Option
                               Estimated Future Payouts       Estimated Future Payouts      Number     Awards:   Exercise    Grant
                     Grant    Under Non-Equity Incentive    Under Equity Incentive Plan       of      Number of  or Base   Date Fair
           Name      Date            Plan Awards                      Awards                Shares   Securities  Price of  Value of
                                                                                           of Stock  Underlying   Option   Stock and
                             Threshold  Target   Maximum     Threshold    Target  Maximum  or Units    Options    Awards    Option
                                ($)       ($)      ($)          (#)        (#)      (#)      (#)         (#)      ($/Sh)     Awards
------------------------------------------------------------------------------------------------------------------------------------
John A.             2/16/06  $ 40,986   $85,388  $119,543        --        --       --        --         --         --         --
Featherman, III,
CEO and
Chairman
of the
Corporation
and the Bank

Kevin C. Quinn,     2/16/06  $ 30,740   $64,041  $ 89,657        --        --       --        --         --         --         --
President of
the Corporation
and the Bank

John E. Balzarini,  2/16/06  $ 12,679   $28,980  $ 50,715        --        --       --        --         --         --         --
CFO of the
Corporation and
the Bank

Deborah R. Pierce,  2/16/06  $ 10,505   $24,012  $ 42,021        --        --       --        --         --         --         --
EVP of Human
Resources and
Administration

Michelle E.         2/16/06  $  9,800   $22,400  $ 39,200        --        --       --        --         --         --         --
Venema, EVP of
Business Banking

      For fiscal year 2006, the Named Executive Officers were awarded an annual incentive opportunity under the Executive Incentive Plan, or EIP, based on the attainment of certain pre-established company and individual goals. The performance criteria established for fiscal year 2006 included Return on Equity and Net Income as more fully described in the Compensation, Discussion & Analysis section presented above. The dollar amount of the possible payouts for achieving the threshold, target or maximum levels of performance during 2006 are shown in the above table. The amounts actually earned by and paid to the Named Executive Officers based on performance achieved for 2006 are reflected in the Summary Compensation Table under the column, "Non-equity Incentive Plan Compensation."

      On March 8, 2007, the Named Executive Officers were awarded long-term incentives in the form of shares of restricted stock pursuant to the Corporation's Executive Incentive Plan, based on 2006 performance as more fully discussed in the Compensation Discussion and Analysis section of this Proxy Statement. The threshold, target and optimum restricted stock award opportunities (in number of shares) for the Named Executive Officers for 2006 performance were as follows:

         Named Executive Officer                 Threshold   Target   Optimum
      -----------------------------------------------------------------------
      John A. Featherman, III                       2,400     2,700     3,000
      Kevin C. Quinn                                2,400     2,700     3,000
      John E. Balzarini                             1,000     1,250     1,500
      Deborah R. Pierce                             1,000     1,250     1,500
      Michelle E. Venema                            1,000     1,250     1,500

      Based on the Net Income achieved for 2006, 3,000 shares of restricted stock were granted to each of the Chief Executive Officer and the President, and 1,500 shares of restricted stock were granted to each of the other

Named Executive Officers on March 8, 2007 (the "2007 Grant"). None of the Named Executive Officers received any stock awards other than the 2007 Grant.

                  Outstanding Equity Awards at Fiscal Year-End



                                                                     Option Awards
                                           ----------------------------------------------------------------
                                            Number of      Number of
                                           Securities     Securities
                                           Underlying     Underlying
                                           Unexercised    Unexercised
                                           Options (#)    Options (#)    Option Exercise        Option
                          Name             Exercisable   Unexercisable      Price ($)       Expiration Date
            -----------------------------------------------------------------------------------------------
            John A. Featherman, III,
            CEO and Chairman of the
            Corporation and the Bank          2,200            --          $  14.091          9/30/2007
                                              1,100            --          $  19.209          3/17/2008
                                              3,300            --          $  16.082          9/30/2008
                                              1,100            --          $  18.295          4/15/2009
                                              4,400            --          $  13.409          9/30/2009
                                              2,200            --          $  12.557          9/29/2010
                                              2,200            --          $  14.100          9/28/2011
                                              2,200            --          $  12.727          9/30/2012
                                              2,200            --          $  24.795           1/3/2015
            Kevin C. Quinn,
            President of the Corporation
            and the Bank                      6,600            --          $  14.091          9/30/2007
                                              6,217            --          $  16.082          9/30/2008
                                              2,583            --          $  16.082          9/30/2008
                                              7,457            --          $  13.409          9/30/2009
                                              1,343            --          $  13.409          9/30/2009
                                              4,400            --          $  12.557          9/29/2010
                                              4,400            --          $  13.864          12/7/2011
                                              4,950            --          $  13.636         11/15/2012
                                              1,100            --          $  24.795           1/3/2015
            John E. Balzarini,
            CFO of the Corporation and
            the Bank                             --            --                 --                    --

            Deborah R. Pierce,
            EVP of Human Resources
            and Administration                   --            --                 --                    --

            Michelle E. Venema,
            EVP of Business Banking           1,650            --          $  13.636         11/15/2012
                                                550            --          $  24.795           1/3/2015

                        Option Exercises and Stock Vested

                                                                            Option Awards
                                                        ------------------------------------------------------

                                                        Number of Shares Acquired   Value Realized on Exercise
            Name                                             on Exercise (#)                    ($)
            --------------------------------------------------------------------------------------------------
            John A. Featherman, III,
            CEO and Chairman of the Corporation and
            the Bank                                                 --                     $      --

            Kevin C. Quinn,
            President of the Corporation and the Bank             1,800                     $  19,170
                                                                    200                     $   2,180
                                                                    200                     $   2,360
                                                                  2,200                     $  22,220

            John E. Balzarini,
            CFO of the Corporation and the Bank                      --                     $      --

            Deborah R. Pierce,
            EVP of Human Resources and
            Administration                                           --                     $      --

            Michelle E. Venema,
            EVP of Business Banking                                  --                     $      --


                    Nonqualified Deferred Compensation Table


                                      Executive          Registrant         Aggregate           Aggregate
                                   Contributions in   Contributions in   Earnings in Last     Withdrawals/      Aggregate Balance
              Name                   Last FY ($)        Last FY ($)         FY ($)(1)       Distributions ($)    at Last FY ($)
---------------------------------------------------------------------------------------------------------------------------------
John A. Featherman, III,                  --             $   10,247         $   1,045              --               $  18,457
CEO and Chairman of the
Corporation and the Bank

Kevin C. Quinn,
President of the Corporation and
the Bank                                  --             $    7,685         $   5,821              --               $  87,709

John E. Balzarini,
CFO of the Corporation and the
Bank                                      --             $    5,434         $     600              --               $  11,354

Deborah R. Pierce,
EVP of Human Resources and
Administration                            --             $    4,502         $     478              --               $   9,410

Michelle E. Venema,
EVP of Business Banking                   --             $    4,200         $   1,427              --               $  22,656


(1) Amounts shown include the above market earnings reported in the Summary Compensation Table.

      The amounts reflected in the above Table relate to benefits credited to the accounts of the Named Executive Officers under the Supplemental Benefit Retirement Plan ("SBRP"), an unfunded, nonqualified deferred compensation established for the benefit of certain executives selected for participation by the Board. Each year under the SBRP, the account of a participating executive is credited with an amount equal to 3% of his or her base salary for the year. The executive's account is also annually credited with interest based on the prime rate in effect as of the last business day of December as reported in the Wall Street Journal. Participating executives also may elect to defer a portion of their salary and bonus to the SBRP accounts on a pre-tax basis each year. Benefits earned under the SBRP are fully vested at all times.

      Payments under the SBRP will commence as of the earliest to occur of the executive's termination of employment, attainment of age 65 or the 25th year from the first date the executive elected to defer compensation under the SBRP. As elected by the executive, payments will be made in either a lump sum or installments over a period of five, ten or fifteen years.

 Potential Payments upon Termination or Change of Control

      Senior Executive Agreements. Messrs. Featherman and Quinn are entitled to certain payments and benefits under the Senior Executive Agreements in the event of termination of employment under certain circumstances. If the Corporation terminates the Senior Executive without "Cause" or the Senior Executive terminates his own employment following the Corporation's breach of the Agreement, including a diminution of the executive's position and responsibilities, the Corporation will be obligated to continue to pay the Senior Executive's salary, bonus and fringe benefits for the one year period following his termination of employment.

      If the Senior Executive's employment is terminated by the Corporation without "Cause" or by the Senior Executive for any reason within two years after a "Change of Control," the Corporation will be obligated to continue to pay the Senior Executive's salary, bonus and fringe benefits for the two year period following his termination of employment. However, the payments to be made to the Senior Executive will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

      Also, in the event of a, "Change in Ownership or Effective Control," as defined under the Executive Incentive Plan, all equity awards issued to Messrs. Featherman and Quinn will become 100% vested. Under the Executive Incentive Plan, the term "Change in Ownership or Effective Control" has the meaning provided under IRC Section 409A and applicable regulations.

      Under the Senior Executive Agreements, a termination without "Cause" means a termination by the Corporation for any reason other than the Senior Executive's conviction of a felony that involves theft, embezzlement, breach of fiduciary duty or moral turpitude or his substantial failure to perform his duties under the Senior Executive Agreement. A "Change of Control" occurs under the Senior Executive Agreements in the event:

      o any person or entity obtains the voting control of 15% or more of the Corporation's common stock;

      o the Corporation's directors, and those persons the Corporation's directors may nominate to become directors of the Corporation, cease to comprise a majority of the Corporation's directors;

      o the Corporation's shareholders approve any merger or consolidation with another company that is not expected to result in persons who are shareholders prior to the transaction owning more than 60% of the stock of the Corporation resulting from the merger or consolidation;

      o     the Corporation's shareholders approve any plan of liquidation; or

      o the Corporation's shareholders approve the sale of substantially all of the Corporation's assets.

      Assuming that termination of employment without cause or for good reason occurred as of December 31, 2006 and that such event was within two years following a Change of Control, the amount of compensation payable to each of the Senior Executive Officers under their respective Senior Executive Agreements is shown in the table below:


                           Not Following Change of Control--
                             Termination Without Cause By          Following Change in Control--
                          Corporation or By Executive Due to        Termination Without Cause By
Named Executive                 Corporation's Breach of         Corporation or By Executive for Any
Officer                          Employment Agreement                          Reason
----------------------------------------------------------------------------------------------------
John A. Featherman, III               $  543,137                           $  1,023,573
Kevin C. Quinn                        $  434,348                           $    805,996

      Change of Control Agreements. Mr. Balzarini, Ms. Pierce and Ms. Venema are entitled to certain payments and benefits under the Change of Control Agreements in the event of termination of employment under certain circumstances following a "Change of Control." Under the Agreements, if the executive's employment is terminated by the Corporation without "Cause" or by the executive for "Good Reason" within two years following a Change of Control, the Corporation will be obligated to continue to pay the executive's salary, bonus and fringe benefits for the one year period following his or her termination of employment. In order to receive the payments and benefits under the Change of Control Agreements, the executive must execute any release of claims that he or she may have pursuant to the Agreement. Any payments to be made to the executive will be reduced to the extent that the payments would not be deductible by the Bank (in whole or in part) under Section 280G of the Internal Revenue Code.

      Also, in the event of a "Change in Ownership or Effective Control," as defined under the Executive Incentive Plan, all equity awards issued to Mr. Balzarini, Ms. Pierce and Ms. Venema will become 100% vested. Under the Executive Incentive Plan, the term "Change in Ownership or Effective Control" has the meaning provided under IRC Section 409A and applicable regulations.

      Under the Change of Control Agreements, a termination without "Cause" means a termination by the Corporation for any reason other than the executive's conviction of any crime involving dishonesty or breach of trust or any felony or crime involving moral turpitude or the failure of the executive to perform his or her duties reasonably assigned by the Board. A termination by the executive for "Good Reason" under the Change of Control Agreements means the executive's termination of his or her employment because of a material adverse change in his or her status, responsibilities or benefits; a failure to be nominated or elected to his or her current officer position; an assignment of duties inconsistent with his or her current officer position; a 10% or more reduction in his or her annual salary or bonus; or a requirement to relocate more than a certain distance from his or her current office.

      A "Change of Control" occurs under the Change of Control Agreements in the event:

      o the Corporation's shareholders approve any plan of liquidation or dissolution;

      o the Corporation's shareholders approve the sale of substantially all of the Corporation's assets;

      o the Corporation's shareholders approve any merger or consolidation with another company other than a merger or consolidation that will result in persons who are shareholders of the Corporation prior to the transaction owning 50% or more of the stock of the Corporation resulting from the merger or consolidation;

      o any person or entity obtains voting control of more than 50% or more of the Corporation's common stock; or

      o the Corporation's directors, and those persons the Corporation's directors may nominate to become directors of the Corporation, cease to comprise a majority of the Corporation's directors.

      Assuming that termination of employment without cause or for good reason occurred as of December 31, 2006 and that such event was within two years following a Change of Control, the amount of compensation payable to each of the Named Executive Officers (other than the Senior Executive Officers) under their respective Change of Control Agreements is shown in the table below:


                                             Following Change in Control--
                                        Termination Without Cause By Corporation
            Named Executive Officer         or For Good Reason By Executive
            --------------------------------------------------------------------
            John E. Balzarini                           $ 277,852
            Deborah R. Pierce                           $ 241,333
            Michelle E. Venema                          $ 223,231

                              Director Compensation

      In 2006, directors who are not also officers of the Corporation or Bank (each a "non-employee director") received a fee of $500 for each Corporation or Bank Board meeting attended and $300 for each committee meeting attended. Each director also received a $1,000 monthly retainer. Additionally, a quarterly fee of $250 was paid to Mr. Waldron in 2006 for serving as the Secretary of the Corporation and a quarterly fee of $750 was paid to Mr. Clarke in 2006 for serving as the Chairman of the Audit Committee. Other Committee Chairmen were paid a quarterly fee of $250 for such service. Each non-employee director also received a $1,000 fee for attendance at the annual directors' seminar. Each non-employee director also received a $1,000 bonus paid in December 2006 based upon the performance of the Corporation in 2006.

      Brian K. Campbell and Matthew S. Naylor were appointed as Class II Directors during December 2006. Messrs. Campbell and Naylor received no compensation for service as directors during 2006.

      The following chart provides additional detail regarding the fees paid to each non-employee director:

                                                                                                 Change in Pension
                                                                                                     Value and
                                                                                                   Nonqualified
                            Fees Earned or                                       Non-Equity          Deferred
                             Paid in Cash     Stock Awards   Option Awards     Incentive Plan      Compensation
Name                              ($)              ($)            ($)         Compensation ($)       Earnings
------------------------------------------------------------------------------------------------------------------
John J. Ciccarone             $  27,400(2)          --              --               --                  --

Clifford E. DeBaptiste        $  28,300(3)          --              (4)              --                  --

Lynn Marie Johnson-Porter     $  23,800(5)          --              --               --                  --

John B. Waldron               $  29,600(6)          --              (7)              --                  --

M. Robert Clarke              $  30,600(8)          --              (9)              --                  --

David L. Peirce               $  30,600(10)         --             (11)              --                  --

John S. Halsted               $  27,300(12)         --             (13)              --                  --

J. Carol Hanson               $  28,900(14)         --             (15)              --                  --

Edward A. Leo                 $  24,200(16)         --              --               --                  --


                                 All Other         Total
Name                        Compensation(1) ($)     ($)
---------------------------------------------------------
John J. Ciccarone                 $  1,000       $  28,400

Clifford E. DeBaptiste            $  1,000       $  29,300

Lynn Marie Johnson-Porter         $  1,000       $  24,800

John B. Waldron                   $  1,000       $  30,600

M. Robert Clarke                  $  1,000       $  31,600

David L. Peirce                   $  1,000       $  31,600

John S. Halsted                   $  1,000       $  28,300

J. Carol Hanson                   $  1,000       $  29,900

Edward A. Leo                     $  1,000       $  25,200


(1) Represents a $1,000 bonus paid in December, 2006 to each non-employee director.

(2) This amount consists of: (1) $1,000 for service as Chairman of the Loan Review Committee; (2) $12,000 in retainer fees; (3) $9,500 in fees associated with attendance at board meetings; (4) $3,900 in fees associated with attendance at committee meetings and service on such committees; and (5) $1,000 for attendance at the annual directors' seminar.

(3) This amount consists of: (1) $1,000 for service as Chairman of the Trust & Investment Committee; (2) $12,000 in retainer fees; (3) $9,500 in fees associated with attendance at board meetings; (4) $4,800 in fees associated with attendance at committee meetings and service on such committees; and (5) $1,000 for attendance at the annual directors' seminar.

(4) As of December 31, 2006, Mr. DeBaptiste owned options to acquire 18,700 shares of the Corporation's Common Stock.

(5) This amount consists of: (1) $12,000 in retainer fees; (2) $9,000 in fees associated with attendance at board meetings; (3) $1,800 in fees associated with attendance at committee meetings and service on such committees; and (4) $1,000 for attendance at the annual directors' seminar.

(6) This amount consists of: (1) $1,000 for service as a Chairman of the Bank Development Committee; (2) $1,000 for service as the Secretary of the Board; (3) $12,000 in retainer fees; (4) $9,500 in fees associated with attendance at board meetings; (5) $5,100 in fees associated with attendance at committee meetings and service on such committees; and (6) $1,000 for attendance at the annual directors' seminar.

(7) As of December 31, 2006, Mr. Waldron owned options to acquire 5,500 shares of the Corporation's Common Stock.

(8) This amount consists of: (1) $3,000 for service as Chairman of the Audit Committee; (2) $12,000 in retainer fees; (3) $9,500 in fees associated with attendance at board meetings; (4) $5,100 in fees associated with attendance at committee meetings and service on such committees; and (5) $1,000 for attendance at the annual directors' seminar.

(9) As of December 31, 2006, Mr. Clarke owned options to acquire 18,700 shares of the Corporation's Common Stock.

(10) This amount consists of: (1) $2,000 for service as Chairman of the Personnel & Compensation Committee and the Asset Management Committee; (2) $12,000 in retainer fees; (3) $9,000 in fees associated with attendance at board meetings; (4) $6,600 in fees associated with attendance at committee meetings and service on such committees; and (5) $1,000 for attendance at the annual directors' seminar.

(11) As of December 31, 2006, Mr. Peirce owned options to acquire 18,700 shares of the Corporation's Common Stock.

(12) This amount consists of: (1) $1,000 for service as Chairman of the Corporate Governance and Nominating Committee; (2) $12,000 in retainer fees; (3) $8,500 in fees associated with attendance at board meetings; (4) $4,800 in fees associated with attendance at committee meetings and service on such committees; and (5) $1,000 for attendance at the annual directors' seminar.

(13) As of December 31, 2006, Mr. Halsted owned options to acquire 18,700 shares of the Corporation's Common Stock.

(14) This amount consists of: (1) $1,000 for service as Chairman of the Wealth Management Trust Committee (f/k/a the Trust/Wealth Advisory Committee);
      (2) $12,000 in retainer fees; (3) $9,500 in fees associated with attendance at board meetings; (3) $5,400 in fees associated with attendance at committee meetings and service on such committees; and (4) $1,000 for attendance at the annual directors' seminar.

(15) As of December 31, 2006, Ms. Hanson owned options to acquire 18,700 shares of the Corporation's Common Stock.

(16) This amount consists of: (1) $12,000 in retainer fees; (2) $8,500 in fees associated with attendance at board meetings; (3) $2,700 in fees associated with attendance at committee meetings and service on such committees; and (4) $1,000 for attendance at the annual directors' seminar.


Compensation Committee Interlocks and Insider Participation

      The Personnel and Compensation Committee consists of Messrs. Peirce (Chairman), DeBaptiste, Waldron, Clarke and Leo. No member of the Compensation Committee is a current or former officer or employee of the Corporation or the Bank.

Report of the Audit Committee

      The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an Audit Committee Charter setting forth its responsibilities.

      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements that are included in the Annual Report with Management, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, the matters required to be discussed by SAS 61 (Communications with Audit Committee, codification of Statements on Auditing Standards, AU ss. 380). In addition, the Committee has discussed with the firm its independence from Management and the Corporation, including the matters in the written disclosures received from the firm as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the firm's independence.

      The Committee discussed with the Corporation's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the firm, with and without Management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting. The Committee held four meetings during the year in addition to reviewing the quarterly results with the financial auditors prior to press release.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Committee has also approved the selection of the Corporation's independent registered public accounting firm for 2007.

              Submitted by the Audit Committee:
              M. Robert Clarke, Chairman
              Clifford E. DeBaptiste
              David L. Peirce
              J. Carol Hanson
              Edward A. Leo

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) reports that they file.

      Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that, during 2006, all Section 16(a) reports required to be filed by its officers, directors and greater than ten-percent beneficial owners were complied, with except for certain initial holdings for Clay Henry, Richard McMullen, and Michael Steinberger that were reported late. Reporting was delayed due primarily to difficulties in obtaining filer ID numbers from the SEC within the filing deadline.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Some of the directors and executive officers of the Corporation, as well as members of their families and companies with which they are associated, were customers of and had banking transactions with the Bank in the ordinary course of its business during 2006. All loans and commitments to lend money extended to such parties were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Corporation. In the opinion of Management, such loans and commitments do not involve more than a normal risk of collectability or present other unfavorable features.

      During 2005, the Bank entered into a ten year lease of real property (with renewal options) with B.K. Campbell, Inc., of which Brian Campbell is the sole owner. The lease agreement covers real estate in Oxford, PA where the Bank has a branch office. The agreement calls for the Bank to pay B.K. Campbell, Inc. a monthly rent of $15,195, subject to periodic adjustment. The Bank is also in negotiations with B.K. Campbell, Inc. for the lease of another parcel of real estate in Kennett Square, Pennsylvania. The Oxford lease was, and the Kennett Square lease is being, negotiated on an arms' length basis.

Approval of Related Party Transactions

      The Corporation has several policies which apply to transactions involving the Corporation and any of its subsidiaries and any director, executive officer, 5% beneficial owner and their related interests. These include the following:
(i) Policy Regarding Related Person Transactions, (ii) the Conflict of Interest provisions in the Code of Conduct (Ethics) and (iii) the Loans to Insiders - Regulation O Policy. The key elements of each of these policies is summarized below.

Policy Regarding Related Person Transactions. This policy applies to transactions that involve (i) separately or together with all other transactions involving the same Related Person, $100,000 or more (or in the case of a Related Person who is a non-employee director, $60,000 or more), in the aggregate, in any calendar year, (ii) the Corporation or any of its subsidiaries as a participant, and (iii) any Related Person, directly or indirectly, as a participant. Certain transactions are exempt from this policy based upon conformity to SEC exemptions. For purpose of this policy, a Related Person is a
(a) person who is (or was at anytime since the beginning of the last fiscal year for which the Corporation has filed an annual report on Form 10-K) an executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Corporation's common stock, (c) immediate family member of any of the foregoing, or (d) any firm, corporation or other entity (including a trust) in which any of the foregoing persons is a partner, owner, principal having a 5% or greater beneficial interest or that employs any of the foregoing persons. An "immediate family member" means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than tenant or employee) sharing the household of such Related Person.

A transaction subject to this policy must be reviewed and approved or ratified by the Corporate Governance and Nominating Committee. If the incremental amount involved is expected to be less than $50,000, the transaction may be approved or ratified by the Chair of the Committee. If the related person is a director of the Bank, and the transaction involves a contract for, or purchase of any securities or other property, then the transaction must also be approved by a majority of the Board of Directors of the Bank who are not interested in the transaction. As part of its review of a subject transaction, the Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction. Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Committee to ensure that such transaction remains appropriate and in compliance with the Committee's guidelines. The Committee's activities with respect to the review and approval or ratification of all subject transactions are reported to the Board of Directors.

Insider Lending -- Regulation O Policy. This policy applies to loans and other extensions of credit made by the Bank to its executive officers, directors and 10% shareholders of the Corporation (the "Insiders"). Certain extensions of credit are exempt from this policy based upon conformity to Regulation O exemptions. Extensions of credit to Insiders must be on substantially the same terms as comparable extensions of credit to non-insiders. This includes interest rates, term, collateral requirements, fees and underwriting standards. An extension of credit to the

Insider must be approved by a majority of the full Board of Directors of the Bank when the total credit exposure to the Insider exceeds $500,000. All extensions of credit to an executive officer not requiring approval of the Board must be reported to the Board at the next regularly scheduled Board meeting. The Bank has designated a Regulation O Officer to monitor compliance with these procedures.

Code of Conduct (Ethics). The Code of Conduct (Ethics) of the Corporation and the Bank requires that employees, including officers, avoid conflicts of interest situations. The types of transactions covered by the policy are those where an officer's or employee's personal or financial interest or relationship may influence or appear to influence the officer or employee's judgment on matters affecting the Bank. In addition the policy complies with the Bank Bribery Amendments Act of 1985 which makes it unlawful for any director, officer or other employee to corruptly solicit or demand for the benefit of any person, or corruptly accept or agree to accept, anything of value from any person intending to be influenced or rewarded in connection with any business or transaction of such institution. In the case of a director or an executive officer, any disclosure required under this policy is to be submitted to the Chairman of the Board for review by the Board of Directors. The Board may delegate the review to an independent committee of the Board. Any waiver of the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, or Controller may be permitted only if approved by the Board of Directors of the Corporation or an independent committee of the Board of Directors of the Corporation.

                        SHAREHOLDER COMMUNICATION POLICY

      The Corporation has established procedures for shareholders to communicate directly with the Board of Directors on a confidential basis. Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Corporation at 9 North High Street, P.O. Box 523, West Chester, PA 19380. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. To the extent that a shareholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.


                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The following table presents information relating to fees billed by Grant Thornton LLP:

                                            2006       2005
                                            ----       ----

                            Audit Fees:   $273,000   $266,800

                    Audit Related Fees:   $ 31,900   $ 31,400

                              Tax Fees:   $ 32,500   $ 30,200

                        All Other Fees:   $      0   $      0

      Audit Fees include the aggregate fees billed for fiscal years 2006 and 2005, respectively, for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements that are included in quarterly reports during those years and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

      Audit-Related Fees include the aggregate fees billed by Grant Thornton in 2006 and 2005, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include consultations concerning financial accounting and reporting standards.

      Tax Fees include fees for services relating to the preparation of the Corporation's tax returns, review of asset classifications for tax purposes, and assistance with an audit of sales and use taxes. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining Grant Thornton's independence.

      A representative of Grant Thornton, LLP, is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.

      In accordance with Federal securities laws and regulation, the practice of the Audit Committee is to pre-approve all services to be rendered by the independent registered public accounting firm. The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X of the regulations promulgated by the SEC.

                              SHAREHOLDER PROPOSALS

      Shareholders intending to submit proposals to be included in the Corporation's next proxy statement must send their proposals to the Secretary of the Corporation at 9 North High Street, West Chester, PA 19380 not later than November 17, 2007. Such proposals must relate to matters appropriate for shareholder action and be consistent with regulations of the SEC.

      Shareholders intending to present proposals at the next Annual Meeting of the Corporation and not intending to have such proposals included in the Corporation's next proxy statement must send their proposals to the Secretary of the Corporation at the address given in the prior paragraph not later than January 31, 2008. If notification of a shareholder proposal is not received by such date, the proxies may vote, in their discretion, any and all of the proxies received in this solicitation against such proposal.


                             ADDITIONAL INFORMATION

         The Corporation will provide to each person solicited, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K, including the financial statements and financial statement schedules. Such report will be filed with the SEC on or about March 15, 2007. Requests should be directed to Mr. John Stoddart, Shareholder Relations Officer, First Chester County Corporation, 9 North High Street, West Chester, Pennsylvania 19380.

                                             By Order of the Board of Directors


                                             /s/ John B. Waldron

                                             John B. Waldron
                                             Secretary

West Chester, Pennsylvania
March 7, 2007

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER


AUDIT COMMITTEE MISSION

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Corporation and the audits of the Corporation's financial statements. The Audit Committee's primary duties and responsibilities are to:

      o Monitor the integrity of the Corporation's accounting and financial reporting processes and systems of internal controls regarding finance, accounting and regulatory compliance.

      o Monitor the independence, qualifications and performance of the Corporation's independent auditors and internal auditing department.

      o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

To effectively perform his or her role, each Committee member must have an understanding of the detailed duties and responsibilities of Committee membership.

AUDIT COMMITTEE ORGANIZATION

The Audit Committee shall be comprised of three or more directors, one of whom will be designated as Chairman. Members shall be appointed, and may be removed by, the Board of Directors. Each member of the Audit Committee shall (i) meet
(A) the independence and financial literacy requirements of the NASDAQ listing standards ("NASDAQ"), (B) the independence requirements of Section 10A(m)(3)(B) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission ("SEC"), and (ii) be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her individual exercise of independent judgment; provided that under exceptional and limited circumstances, one director who meets the requirements of Section 10A(m)(3)(B) but does not otherwise meet the independence requirements of NASDAQ may be permitted to serve on the Audit Committee in accordance with the rules of NASDAQ.

At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or comparable experience that results in such member's financial sophistication.

The Board of Directors shall periodically evaluate the qualifications of each member of the Audit Committee to determine whether one or more members meet the requirements of an "audit committee financial expert" (as defined in Item 401 of Regulation S-K) and, if not, whether it is in the Corporation's best interests to appoint a member to the Audit Committee who meets such requirements. The Corporation shall disclose in its annual report on Form 10-K whether the Audit Committee has an audit committee financial expert and, if so, the name of such member. If the Audit Committee does not have an audit committee financial expert, the Corporation must explain in the annual report on Form 10-K why it does not.

AUDIT COMMITTEE MEETINGS

The Audit Committee shall meet at least quarterly and may meet more frequently as it may determine to be necessary or advisable in order to accomplish its purposes. Meetings of the Audit Committee may be called by the Chair, or at the request of one-half or more of the members of the Audit Committee, the Chief Financial Officer, the Chief Internal Auditor or the independent auditors. Members of the Audit Committee may participate in a meeting by means of conference telephone by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence at the meeting. Meetings will be held at such places as the Chairman of the Audit Committee may from time to time designate. All members of the Audit Committee are expected to attend each meeting, however, a quorum of the Audit Committee shall consist of a majority of its members then serving. The Audit Committee shall report to the Board of Directors following each meeting of the Audit

Committee, making such recommendations as the Audit Committee may deem appropriate. Minutes of the meetings of the Audit Committee shall be prepared and filed with the Secretary of the Corporation to be filed with the minutes of the Corporation. The Audit Committee shall also meet periodically with the internal auditors, the independent auditors, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

Guiding Principles

Flexibility. In order for the Audit Committee to effectively carry out its purposes, its processes must remain flexible so it can best react to changing conditions, information, accounting rules, securities laws and regulations and other factors which bear on its responsibilities. The key duties and responsibilities set forth in this Charter, therefore, describe the principal recurring processes of the Audit Committee. These processes are set forth as a guide, only, with the understanding that the Audit Committee or the Board of Directors may supplement them as it or they deem necessary or appropriate to accomplish the purposes of the Audit Committee.

Responsibility for Financial Reporting. The Corporation's management is responsible for preparing the Corporation's financial statements in accordance with generally accepted accounting principles ("GAAP") and its periodic reports as required by the Securities and Exchange Commission (the "SEC"). The Corporation's independent auditors are responsible for auditing the Corporation's annual financial statements and reviewing the Corporation's interim financial statements. While the Audit Committee has responsibility to oversee management's and the independent auditors' conduct of these activities, such oversight does not reduce the responsibility of management or the auditors nor transfer responsibility for the conduct of these activities to the Audit Committee.

Open Communication. The Audit Committee is expected to maintain free and open communication with the independent auditors and management of the Corporation. In order to facilitate such free and open communication, the Audit Committee should meet with members of management and the independent auditors, separately, at least once a year and at such other times as the members of the Audit Committee deem it necessary or appropriate to accomplish its purposes.

ROLES AND RESPONSIBILITIES

Financial Statement Review and Processes

      1. Review Annual Audit Results. The Audit Committee shall review with management and the independent auditors the audited financial statements and the disclosures to be made in management's discussion and analysis ("MD&A") to be filed with the SEC as part of the Form 10-K. The Audit Committee shall review with the independent auditors the report of its annual audit, or proposed report of its annual audit, the accompanying management letter, if any, and management's response. The independent auditors shall discuss with the Audit Committee the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, and restrictions on the scope of activities or access to requested information and any significant disagreements with management. The Audit Committee shall recommend to the Board of Directors whether the audited financial statements should be included in the Form 10-K.

      2. Review Quarterly Financial Results. The Audit Committee shall review with management and the independent auditors the Corporation's earnings press releases and their reviews of the Corporation's interim financial statements in accordance with Statement on Auditing Standards No. 100. The Audit Committee shall review with management and the independent auditors the quarterly financial statements and MD&A prior to filing the Form 10-Q.

      3. Financial Reporting Issues and Judgments; Related Matters. The Audit Committee shall review with management and the independent auditors (both with and without the presence of management) significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, any major issues as to the adequacy of the Corporation's internal control over financial reporting and any special steps adopted in light of material control deficiencies. In addition, such review shall include consideration of the following:

            a. All critical accounting policies and practices to be used.

            b. All alternative treatments of financial information that are consistent with GAAP that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

            c. Other material written communications between the independent auditors and management, such as any management letter, schedule of unadjusted differences and the Corporation's representation letter.

            d. Disclosures of any transactions between the Corporation and any affiliate of the Corporation or affiliate of such person.

            e. The effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation's financial statements.

            f. All correspondence, reports or notices which raise material issues regarding the Corporation's financial statements or accounting policies that are issued by the SEC or any other government agency.

            g. All legal and tax matters that could have a significant impact on the Corporation's financial statements, including the Corporation's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies, and all audit letters obtained by the independent auditors from the Corporation's counsel.

      4. Internal Controls and Procedures. In consultation with management, the independent auditors and internal auditors, discuss and consider the integrity and adequacy of the Corporation's internal control over financial reporting and the Corporation's disclosure controls and procedures. The Audit Committee shall consider the disclosures made to it by the Corporation's principal executive, operating, financial and accounting officers pursuant to their certification of the Corporation's Forms 10-K and Forms 10-Q, including, without limitation, any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that may adversely affect the Corporation's ability to record, process, summarize and report financial information and any fraud involving management or other employees who have a significant role in the Corporation's internal control over financial reporting.

      5. Risk Management. The Audit Committee shall discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies. Discuss significant financial risk exposures and steps taken by management to monitor, control, and report such exposures.

      6. Illegal Acts. The Audit Committee shall obtain assurance from the auditor that Section l0A(b) of the Securities Exchange Act of 1934 has not been implicated.

      7. Other Findings. Review significant findings prepared by the independent auditors and the internal auditors together with management's responses. Gain an understanding of whether recommendations made by internal and independent auditors regarding internal control over financial reporting and disclosure controls and procedures have been implemented by management.

Independent Auditors

      8. Accountability. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors as representatives of the Corporation's shareholders. The auditors shall report directly to the Audit Committee.

      9. Annual Selection of Auditors. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace the auditors. The Audit Committee may submit its decision regarding the selection of the auditors to the shareholders of the Corporation for ratification, but notwithstanding the shareholders' ratification of such auditors, the Audit Committee shall not be bound to retain such auditors, and notwithstanding the shareholders' rejection of such auditors, the Audit Committee shall not be bound to replace such auditors, where, in either case, the Audit Committee determines its decision regarding the auditors to be in the best interests of the Corporation. In making its assessments of the independent auditors, the Audit Committee will discuss and consider the independent auditors' written affirmation that it is in fact independent, its ability to manage the nature and rigor of the audit process, the scope of and compensation paid for non-audit services and such other matters as the members of the Audit Committee deem necessary or appropriate.

      10. Independence of Auditors. The Audit Committee shall:

            a. On an annual basis, obtain and review the auditors' written disclosures required by Independence Standards Board Standard No. 1 regarding its independence. Discuss with the auditors all significant relationships the auditors have with the Corporation to assess the auditors' independence and take appropriate action in response to the disclosures to satisfy itself of the independence of the auditors.

            b. When approving non-audit services to be provided by the auditors, consider whether the provision of such services, and the payment of fees for such services, is consistent with maintaining the independence of the auditors.

            c. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

            d. Recommend to the Board of Directors, policies limiting the Corporation's hiring of employees or former employees of the auditors who participated in any capacity in the audit of the Corporation as required by law.

            e. Pre-approval of Services Provided by Auditors. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the auditors. The Audit Committee may delegate its authority to pre-approve such services to one or more members, provided that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting.

            f. Review Quality Control Process of Auditors. The Audit Committee shall review the performance of the auditors annually. The Audit Committee shall obtain and review a report from the auditors at least annually regarding (a) the auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and
(d) all relationships between the auditors and the Corporation. The Audit Committee shall present the conclusions of its review with respect to the auditors to the Board of Directors.

      11. Review Audit Plan. Prior to engagement of the auditors, the Audit Committee shall review the independent auditors' audit plan, including the timetable, scope, staffing, locations, and their reliance upon management representations and internal audit processes. In addition, the Audit Committee shall review the auditors' approach to their reviews of the quarterly financial statements.

Internal Auditors

      12. Review Internal Audit Plan. Approve an Annual Risk Assessment and Audit Plan developed by the internal auditors.

      13. Meetings. Meet quarterly with the internal auditors to gain an understanding of the effectiveness of the internal audit function. These meetings will also serve in evaluating the performance of the internal auditors.

      14. Review Reports and Management's Responses. Review significant reports prepared by the internal auditors together with management's response and follow-up to these reports.

      15. Outsourcing of Audit Function. The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal controls, the accuracy of management reporting and compliance with laws, regulations and bank policy. The Audit Committee will set forth the outsourcing vendor's responsibilities in a written contract the terms of which comply with the "Interagency Policy Statement of Internal Audit and Internal Audit Outsourcing."

Compliance with Laws and Regulations

      16. Compliance Reports. Periodically obtain updates from management and compliance auditors regarding compliance with laws and regulations.

      17. Examinations. Review the findings of any examination by regulatory agencies such as the Federal Reserve, FDIC, or Office of the Comptroller of the Currency and management's response to regulatory examinations.

Other Committee Responsibilities

      18. Review Charter. Review and update the Audit Committee charter annually and submit any recommendations for amendment to the Board of Directors for approval. Ensure that the charter is included within the Corporation's annual proxy statement once every three years and in any year following an amendment of the charter.

      19. Prepare Proxy Statement Report. Prepare an annual Audit Committee Report for inclusion in the Corporation's annual proxy statement disclosing whether:

            a. The Audit Committee has reviewed and discussed the audited financial statements with management and discussed certain matters with the auditors, as required to be discussed in SAS 61;

            b. The Audit Committee has received the letter from the auditors required by Independence Standards Board of Directors Standard No. 1 "Independence Discussions with Audit Committees," and has discussed with the auditors the auditors' independence; and

            c. Based on the review and discussions referred to in paragraphs 18.a. and 18.b., above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the SEC.

      20. Complaints Regarding Accounting and Auditing Matters. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      21. Investigations. The Audit Committee has the authority to conduct any investigation it deems necessary or appropriate to accomplish its purposes. The Audit Committee shall have direct access to the auditors as well as any employee of the Corporation and shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

      22. Funding. The Corporation shall provide adequate funding, as determined by the Audit Committee, for payment of compensation for any advisors retained by the Committee.

      23. Expense Accounts. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites.

      24. Related Party Transactions. Annually review a summary of director and officers' related party transactions and potential conflicts of interests.

      25. Review Other Matters. The Audit Committee shall review such other matters in relation to the accounting, auditing, financial reporting and related compliance practices and procedures of the Corporation and perform any other activities consistent with the charter or governing law or regulation as the Committee may, in its own discretion or as directed by the Board of Directors, deem necessary or appropriate in connection with the other responsibilities set forth herein.

                                   APPENDIX B

              CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Committee Purpose

The purposes of the Corporate Governance and Nominating Committee are to (1) identify qualified individuals to become members of the Corporation's Board of Directors, (2) select the director nominees to be presented for election at each annual meeting of stockholders, and (3) review, evaluate and recommend changes to the Corporation's corporate governance practices.

Committee Membership and Organization

The Committee shall be comprised of three or more directors, one of whom will be designated as Chairman. Members shall be appointed, and may be removed by, the Board of Directors. Each member of the Committee shall satisfy the definition of "independent" under the listing standards of The NASDAQ Stock Market ("NASDAQ").

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities. Meetings may be called by the Chair, or at the request of one or more of the members of the Committee. Members may participate in a meeting by means of conference telephone by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence at the meeting. Meetings will be held at such places as the Chairman of the Committee may from time to time designate. All members of the Committee are expected to attend each meeting, however, a quorum of the Committee shall consist of a majority of its members then serving. The Committee shall report to the Board of Directors following each meeting of the Committee, making such recommendations as the Committee may deem appropriate. Minutes of the meetings of the Committee shall be prepared and filed with the Secretary of the Corporation to be filed with the minutes of the Corporation.

Committee Responsibilities and Authority

The Committee shall have the following authority and responsibilities:

Nominations

      o Prior to each annual meeting of stockholders, following determination by the Board of the number of directors to be elected at such meeting, the Committee shall identify individuals qualified to stand for re-election or to become new members of the Board, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time; the Committee shall evaluate incumbent directors whose terms are expiring at the meeting and consider their qualifications to stand for re-election; and the Committee shall evaluate nominees for election to the Board submitted by stockholders in accordance with procedures adopted by the Committee, the By-laws of the Corporation, and applicable law.

      o In the event of a vacancy on the Board, following determination by the Board that such vacancy shall be filled, the Committee shall identify individuals qualified to fill such vacancy, consistent with any qualifications, expertise and characteristics that may have been approved by the Board or determined by the Committee from time to time.

      o Before selecting any nominee for director, the Committee shall review the candidate's availability and willingness to serve.

      o The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain any search firm to assist in identifying and evaluating director candidates and to retain independent legal counsel and any other advisors. The Corporation shall provide adequate funding, as determined by the Committee, for payment of compensation for any advisors retained by the Committee.

Corporate Governance

      o Periodically review and assess the Corporation's corporate governance practices and recommend changes, as necessary, to the Board of Directors.

General

      o The Committee shall make regular reports to the Board and will propose any necessary action to the Board.

      o The Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board.

      o The Committee shall annually evaluate the Committee's own performance and provide a report on such evaluation to the Board.

                                   APPENDIX C

                   PERSONNEL & COMPENSATION COMMITTEE CHARTER

Committee Purpose

The Personnel & Compensation Committee is a joint committee of the Boards of Directors of the Bank and the Corporation. The Committee is appointed by the Board of Directors of the Bank and the Corporation to assist the Boards in discharging their responsibilities relating to overseeing the Bank's and the Corporation's compensation and benefit programs. The primary purposes of the Committee are: (i) to discharge the responsibilities of the Boards of Directors relating to the compensation of the CEO and the other executive officers (Senior Vice President and above), (ii) to review and discuss with management the Compensation Discussion and Analysis ("CD&A") to be included in the Corporation's annual proxy statement and Annual Report on Form 10-K and determine whether to recommend to the Board of Directors of the Corporation that the CD&A be included in the proxy statement and Form 10-K, and (iii) to provide the Committee's report for inclusion in the Corporation's proxy statement in compliance with the rules and regulations of the Securities and Exchange Commission ("SEC"). The Committee shall have such other purposes as may be determined from time to time by the Boards of Directors.

Committee Membership

The Committee will be composed of at least three directors. All members of the Committee shall satisfy the definition of "independent" under the listing standards of The NASDAQ Stock Market ("NASDAQ"). The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Chairman of the Committee will be designated by the Board. The Committee shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate. Each such subcommittee shall consist of one or more members of the Committee. The Committee shall also have the authority to delegate any of its administrative or other responsibilities to executive officers or other employees of the Corporation where such delegation is consistent with applicable law and NASDAQ listing standards.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities. Meetings may be called by the Chair, or at the request of one or more of the members of the Committee. Members may participate in a meeting by means of conference telephone by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence at the meeting. Meetings will be held at such places as the Chairman of the Committee may from time to time designate. All members of the Committee are expected to attend each meeting, however, a quorum of the Committee shall consist of a majority of its members then serving. The Committee shall report to the Board of Directors following each meeting of the Committee, making such recommendations as the Committee may deem appropriate. Minutes of the meetings of the Committee shall be prepared and filed with the Secretary of the Corporation to be filed with the minutes of the Corporation.

Committee Authority and Responsibilities

The Committee shall have the following authority and responsibilities:

Evaluation of Chief Executive Officer

      o Evaluate the performance of the Chief Executive Officer in light of the Corporation's goals and objectives and determine the Chief Executive Officer's compensation based on this evaluation and such other factors as the Committee shall deem appropriate.

Compensation of Executive Officers

      o Approve all salary, bonus, long-term incentive awards, perquisites and or other form of compensation to be paid to executive officers, including annual compensation review and compensation arrangements of persons to be appointed as executive officers;

      o Review and recommend employee equity-based compensation plans to the Board of Directors of the Corporation, subject to shareholder approval, if necessary, and approve all grants and awards thereunder;

      o Review and approve changes in the Corporation's qualified benefit plans that result in a material change in costs or the benefit levels provided;

      o Review and approve any employment agreements, change in control agreements or other agreement or arrangement pursuant to which any executive officer may continue employment or receive current or future compensation of any type;

      o Review and approve any severance or termination arrangements to be made with any executive officer;

      o Review and discuss with management the CD&A, and based on that review and discussion, recommend to the Board of Directors of the Corporation that the CD&A be included in the Corporation's annual proxy statement and Annual Report on Form 10-K; and

      o Review and approve the Committee report for inclusion in the annual proxy statement and Annual Report on Form 10-K, in accordance with applicable rules and regulation of the SEC.

Compensation of Directors

      o Review and recommend for approval to the Board of Directors of the Corporation all compensation of directors of the Bank and the Corporation.

Compensation of Other Employees

      o Approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers.

Stock Option and Equity-Based Plans

      o Administer the Corporation's stock option, restricted stock and other equity incentive plans.

Personnel

      o When it is determined by the Board of Directors of the Corporation or the Bank that the Corporation or Bank shall hire a new Chief Executive Officer, the Committee shall identify individuals qualified to fill such position, consistent with any qualifications, expertise and characteristics that may have been approved by the Board or determined by the Committee from time to time, conduct such interviews as it deems necessary or appropriate and recommend to the Board of Directors the Committee's preferred candidate.

General

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain personnel and compensation consultants and other professional advisors to assist it in carrying out its responsibilities. The Corporation will provide for appropriate funding, as determined by the Committee, for payment of the fees and expenses of any advisors retained by the Committee.

The Committee will make regular reports to the Board and will propose any necessary action to the Board. Such reports shall provide information with respect to any delegation of authority by the full Committee to a subcommittee, to management, or to third parties.

The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

The Committee will annually evaluate the Committee's own performance and provide a report on such evaluation to the Board.

[Back Cover of Proxy]
Directions to Penn State Great Valley

From New Jersey and East

      Take the Pennsylvania Turnpike westbound to Exit 326 (old Exit 24) at Valley Forge. Follow signs for Route 202 South/ West Chester Exit 328 (old Exit
26A). Continue on Route 202 South to the Great Valley Exit(Route 29 North). At the first traffic light, turn left onto Swedesford Road. Then take the first left turn into Penn State Great Valley. As you enter the driveway into the Campus, the Main Building is on the right, and the Safeguard Scientifics Building is on the left.

From Reading and West

      Take the Pennsylvania Turnpike eastbound to Exit 326 (old Exit 24) at Valley Forge. Follow signs for Route 202 South/West Chester Exit 328 (old Exit
26A). Continue on Route 202 South to the Great Valley Exit (Route 29 North). At the first traffic light, turn left onto Swedesford Road. Then take the first left turn into Penn State Great Valley. As you enter the driveway into the Campus, the Main Building is on the right, and the Safeguard Scientifics Building is on the left.

From West Chester, Delaware, And South

      Take Route 202 North to the Great Valley Exit (Route 29 North). Turn right at the end of the ramp and turn right again at the light onto Route 29 North. Continue to the next traffic light and turn right onto Swedesford Road. Continue aapproximately 2/10s of a mile to Penn State Great Valley on the right. As you enter the driveway into the Campus, the Main Building is on the right, and the Safeguard Scientifics Building is on the left.

From Philadelphia

      Follow the Schuylkill Expressway (Route 76 West) to Valley Forge. Then follow signs for Route 202 South/West Chester Exit 328 (old Exit 26B). Take Route 202 South to the Great Valley exit (Route 29 North). At the first light, turn left onto Swedesford Road. Then take the first left turn into Penn State Great Valley. As you enter the driveway into the Campus, the Main Building is on the right, and the Safeguard Scientifics Building is on the left.

From King of Prussia, Norristown

      Follow Route 202 South to the Great Valley exit (Route 29 North). At the first traffic light, turn left onto Swedesford Road. Then take the first left turn into Penn State Great Valley. As you enter the driveway into the Campus, the Main Building is on the right, and the Safeguard Scientifics Building is on the left.

From the Philadelphia Airport

      Exit the Airport and follow the signs for I-95 South towards Delaware. Travel on I-95 South approximately 5 miles. Take I-476 North Exit No. 7 towards Plymouth Meeting. Travel on I-476 North approximately 15 miles. Take I-76 West Exit No. 16B towards Valley Forge. Travel on I-76 West approximately 4 miles. Take US 202 South Exit No. 328B towards West Chester. Travel on Route 202 South to the Great Valley exit (Route 29 North). At the first light, turn left onto Swedesford Road. Then take the first left turn into Penn State Great Valley. As you enter the driveway into the Campus, the Main Building is on the right, and the Safeguard Scientifics Building is on the left.


             Directions to The Desmond from Penn State Great Valley

Turn right out of Penn State Great Valley onto Swedesford Road. At the first traffic light turn left onto Liberty Boulevard. Follow Liberty Boulevard to the entrance of the Desmond, on the right.